UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Donegal Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

WE WILL HOLD ON APRIL 17, 2014

To the Stockholders of

DONEGAL GROUP INC.:

We will hold our 2014 annual meeting of stockholders (our “2014 Annual Meeting”) at 10:00 a.m., local time, on Thursday, April 17, 2014, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601. At our 2014 Annual Meeting, our stockholders will act on the following items of stockholder business:

•	The election of four nominees to serve as Class A directors, each for a term of three years and until their respective successors take office;

•	The non-binding advisory vote to approve the compensation of our named executive officers;

•	The ratification of the appointment of KPMG LLP by our audit committee to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	The consideration of a stockholder proposal we include in our accompanying proxy statement, assuming the proper presentation of that proposal at our 2014 Annual Meeting.

Our advance notice by-laws require that our stockholders submit to us not later than 120 days prior to our next forthcoming annual meeting of stockholders detailed information regarding any nomination by a stockholder of a candidate for election as a director or any proposal by a stockholder of any other item of stockholder business a stockholder wishes our stockholders to consider at our next forthcoming annual meeting of stockholders. That date was November 18, 2013 with respect to our 2014 Annual Meeting and is November 17, 2014 with respect to our 2015 annual meeting of stockholders.

Therefore, under applicable law and our by-laws, at our 2014 Annual Meeting:

•	no stockholder may validly present a nomination of a candidate for election as a Class A director or validly propose any other item of stockholder business at our 2014 Annual Meeting; and

•

we will not conduct a vote of our stockholders on any item of stockholder business at our 2014 Annual Meeting other than those items of stockholder business we describe above and in our accompanying proxy statement.

Our board of directors has established the close of business on March 7, 2014 as the record date for the determination of the holders of our Class A common stock and for the determination of the holders of our Class B common stock entitled to notice of, and to vote at, our 2014 Annual Meeting. Our certificate of incorporation does not authorize cumulative voting in the election of our directors.

We include our 2013 annual report to stockholders with this notice of our 2014 Annual Meeting and our proxy statement relating to our 2014 Annual Meeting. We also enclose a proxy card for you to sign, date and return in the accompanying postage-prepaid envelope that you may use to vote by proxy at our 2014 Annual Meeting.

Please return your completed and duly signed proxy card, whether or not you expect to attend our 2014 Annual Meeting in person, by mail, or vote by telephone or via the Internet as we describe on the accompanying proxy card.

By order of our board of directors,

Donald H. Nikolaus,
Chairman and Chief Executive Officer

March 17, 2014

Marietta, Pennsylvania

Important Notice Regarding the Availability of Our Proxy Materials for

Our 2014 Annual Meeting We Will Hold on April 17, 2014

We enclose a printed copy of the proxy statement for our 2014 Annual Meeting and our 2013 annual report to stockholders with this notice of our 2014 Annual Meeting. You may also view each of these documents on the Internet at www.proxyvote.com. No information on our website other than the proxy statement for our 2014 Annual Meeting and our 2013 annual report to stockholders constitutes a part of our proxy solicitation materials for our 2014 Annual Meeting or part of our 2013 annual report to our stockholders.

DONEGAL GROUP INC.

PROXY STATEMENT

Introduction

This proxy statement contains information relating to our 2014 Annual Meeting. We will hold our 2014 Annual Meeting on Thursday, April 17, 2014, at 10:00 a.m., local time, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

On March 17, 2014, we mailed to our stockholders of record at the close of business on March 7, 2014 this proxy statement, an accompanying form of proxy card and return envelope as well as our 2013 annual report to stockholders (our “2013 Annual Report”). Our mailing also included a postage-prepaid envelope for your convenience in returning your proxy card to our transfer agent, unless you prefer to vote in person, by telephone or via the Internet. We ask stockholders to return their completed proxy cards to us whether or not they expect to attend our 2014 Annual Meeting in person.

We will pay the costs of preparing and mailing our proxy materials to our stockholders for our 2014 Annual Meeting and making those materials available for our stockholders to view on the Internet. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy solicitation materials for our 2014 Annual Meeting to the beneficial owners of our Class A common stock and to the beneficial owners of our Class B common stock for whom such persons serve as record holders. We may also solicit proxies from some stockholders in person, by mail, e-mail, telephone or other means of communication through our directors, officers and regular employees whom we do not employ specifically for proxy solicitation purposes and none of whom will receive any additional compensation for performing such services.

Highlights of Our 2013 Performance

For 2013, our total revenues, net income and net income per diluted Class A share increased 6.2%, 14.0% and 12.1%, respectively, compared to 2012. The following table depicts our total revenues, net income and net income per diluted Class A share for the years ended December 31, 2013, 2012 and 2011. For further information, we refer you to the financial statements included in our 2013 Annual Report, which we have mailed to you simultaneously with the mailing of this proxy statement.

	Year Ended December 31
	2013	2012	2011
Total revenues	$547.1 million	$515.0 million	$475.0 million
Net income	$26.3 million	$23.1 million	$453,000
Net income per diluted Class A share	$1.02	$0.91	$0.02
Net income per diluted Class B share	$0.94	$0.83	$0.01

We use the following defined terms relating to us, our subsidiaries and our affiliates in this proxy statement:

•	“Annual Meeting” or “2014 Annual Meeting” means our 2014 annual meeting of stockholders;

•	“Annual Report” or “2013 Annual Report” means our annual report to stockholders for 2013;

•	“Atlantic States” means Atlantic States Insurance Company;

•	“DFSC” means Donegal Financial Services Corporation;

•	“DGI,” “we,” “us” or “our” mean Donegal Group Inc.;

•	“DGICA” means our Class A common stock;

•	“DGICB” means our Class B common stock;

(i)

•	“Donegal Mutual” means Donegal Mutual Insurance Company;

•	“Le Mars” means Le Mars Insurance Company;

•	“MICO” means Michigan Insurance Company;

•	“Peninsula” means the Peninsula Insurance Group;

•	“SEC” means the Securities and Exchange Commission;

•	“Sheboygan” means Sheboygan Falls Insurance Company;

•	“Southern” means Southern Insurance Company of Virginia; and

•	“UCB” means Union Community Bank.

(ii)

CONTENTS

Page
PROXY STATEMENT	i
Introduction	i
Highlights of Our 2013 Performance	i
OUR 2014 ANNUAL MEETING	1
What is the agenda for our 2014 Annual Meeting?	1
What is the effect of our advance notice by-laws?	1
What is the quorum requirement for the conduct of business at our 2014 Annual Meeting	2
What is the order of business at our 2014 Annual Meeting?	2
Who is entitled to notice of, and who may vote at, our 2014 Annual Meeting?	2
Which of the items of stockholder business we will conduct at our 2014 Annual Meeting do we consider routine and which do we consider non-routine?	4
What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business on which our stockholders will consider and vote at our 2014 Annual Meeting?	4
Quorum and Broker Non-Votes	6
What voting rights do our stockholders have?	6
How do you vote the DGI shares you own that are registered in your name?	7
How do you vote the DGI shares you own that are registered in street name?	7
How does our board of directors recommend our stockholders vote at our 2014 Annual Meeting?	8
May you change your vote after you have voted by proxy but before the vote of your proxy at the 2014 Annual Meeting convenes?	8
CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK AND OUR CLASS B COMMON STOCK	9
Beneficial Owners of 5% or More of DGICA or DGICB	9
The Ownership by Our Directors and Executive Officers of Our Stock	10
Section 16(a) Beneficial Ownership Reporting Compliance	10
THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI	11
Introduction	11
The Development of DGI	11
Our Recapitalization in 2001	12
The Continuing Relationship of Donegal Mutual and DGI	13
Our Strategy to Maximize Stockholder Value	14
The Coordinating Committee	14
Inter-Company Transactions	15
Union Community Bank	17
The Risk Management Committee	17
CORPORATE GOVERNANCE	18
The Composition of Our Board of Directors	18
The Committees of Our Board of Directors	19
The Executive Committee	20
The Audit Committee	20
The Nominating Committee	20
The Compensation Committee	21

(iii)

(iv)

Unless we otherwise expressly indicate, all of the financial information we include or incorporate by reference in this proxy statement for our 2014 Annual Meeting relates to our 2013 fiscal year. Our 2013 fiscal year began on January 1, 2013 and ended on December 31, 2013.

(v)

OUR 2014 ANNUAL MEETING

In accordance with this proxy statement, our board of directors solicits proxies from our stockholders for use in connection with our 2014 Annual Meeting and any adjournment or postponement of our 2014 Annual Meeting. We will hold our 2014 Annual Meeting at 10:00 a.m., local time, on April 17, 2014 at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

What is the agenda for our 2014 Annual Meeting?

At our 2014 Annual Meeting, our stockholders will consider and act upon the following four items of stockholder business:

•	our proposal to elect our four nominees to serve as Class A directors for a term of three years and until their respective successors take office;

•	our proposal to approve the compensation of our named executive officers by a non-binding advisory vote;

•	our proposal to ratify the appointment of KPMG LLP by our audit committee to serve as our independent registered public accounting firm for 2014; and

•	a stockholder proposal we include in this proxy statement, assuming the proponent or his duly qualified representative properly presents that proposal at our 2014 Annual Meeting.

What is the effect of our advance notice by-laws?

Our advance notice by-laws require that a stockholder provide us with a specified period of prior notice of that stockholder’s intention to nominate any candidate for election as a Class A director at our 2014 Annual Meeting or to propose any other item of stockholder business for stockholder consideration at our 2014 Annual Meeting.

Under our advance notice by-laws, we annually establish a date. The date in general is 120 days prior to the mailing date of our proxy solicitation for our prior year’s annual meeting of stockholders, after which date a stockholder may no longer propose any candidate for election as a director at our next forthcoming annual meeting of stockholders and may no longer propose any other item of stockholder business for consideration and a vote by our stockholders at that year’s annual meeting of stockholders. For our 2014 Annual Meeting, that date was November 18, 2013. For our 2015 annual meeting of stockholders, that date is November 17, 2014. The purpose of our advance notice by-laws is to ensure that we can include in our annual proxy statements, for the information of all of our stockholders, all of the actions we or others propose to present for consideration by our stockholders at each of our annual meetings of stockholders.

No stockholder has nominated a candidate for election as a Class A director at our 2014 Annual Meeting or proposed the transaction of any other item of stockholder business at our 2014 Annual Meeting with the exception of the stockholder proposal we describe elsewhere in this proxy statement. Accordingly, no item of stockholder business, other than the three items of stockholder business we describe in our notice of our 2014 Annual Meeting, as well as in this proxy statement, and the stockholder proposal, may properly come before our 2014 Annual Meeting or any adjournment or postponement of our 2014 Annual Meeting. As a result, we will not submit any other item of stockholder business, other than procedural matters related to the conduct of our 2014 Annual Meeting, to a vote of our stockholders at our 2014 Annual Meeting.

We are a Delaware corporation. Therefore, the Delaware General Corporation Law, or the DGCL, our amended and restated certificate of incorporation and our by-laws as currently in effect govern the conduct of business at our annual meetings of stockholders, our relationships with our stockholders and the relative rights, powers, duties and obligations of us and our stockholders, directors, nominees for directors, officers and employees.

What is the quorum requirement for the conduct of business at our 2014 Annual Meeting?

Our by-laws provide that the presence, in person or by proxy, of not less than a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock as of the record date for our 2014 Annual Meeting constitutes a quorum at our 2014 Annual Meeting. Because Donegal Mutual owns approximately 65% of the aggregate voting power of our Class A common stock and our Class B common stock outstanding on the record date and because all of the shares of our Class A common stock and all of the shares of our Class B common stock Donegal Mutual owns will be present in person at our 2014 Annual Meeting, the presence in person of the shares Donegal Mutual owns at our 2014 Annual Meeting will constitute the presence of a quorum at our 2014 Annual Meeting. Because a quorum will be present at our 2014 Annual Meeting, our stockholders will have the legal power and authority to conduct the items of stockholder business at our 2014 Annual Meeting that we describe in our notice of our 2014 Annual Meeting and in this proxy statement.

What is the order of business at our 2014 Annual Meeting?

Our by-laws and applicable provisions of the DGCL govern the organization, conduct of business at and the adjournment of our 2014 Annual Meeting. Our board of directors has designated Donald H. Nikolaus, our Chairman and Chief Executive Officer, as the presiding officer of our 2014 Annual Meeting. Mr. Nikolaus will call our 2014 Annual Meeting to order and will conduct the business of our 2014 Annual Meeting, including voting upon the four items of stockholder business upon which our stockholders will vote at our 2014 Annual Meeting. No other item of stockholder business may properly come before our 2014 Annual Meeting. Mr. Nikolaus, as the presiding officer of our 2014 Annual Meeting, will determine, in his discretion, the order of the items of stockholder business we will conduct at our 2014 Annual Meeting and the procedural manner in which we will conduct the business of our 2014 Annual Meeting.

We have historically conducted the voting on the items of stockholder business we submit for a stockholder vote at our annual meetings of stockholders as the first item of business following the calling of our 2014 Annual Meeting to order and the determination of a quorum by the presiding officer of our Annual Meeting. We currently intend to follow a substantially similar procedure at our 2014 Annual Meeting. After our stockholders have voted on the four items of stockholder business we describe in this proxy statement, and the judges of election our board of directors has appointed have tallied the voting on those four items of stockholder business, Mr. Nikolaus will then discuss our results of operations for 2013 compared to 2012 and our outlook for 2014. After Mr. Nikolaus completes his remarks, the judges of election will announce the results of the voting on the four items of stockholder business. Then Mr. Nikolaus, in his capacity as the presiding officer of our 2014 Annual Meeting, will recognize stockholders who wish to ask pertinent questions or make comments as Mr. Nikolaus, in his discretion, deems appropriate under then prevailing circumstances.

Who is entitled to notice of, and who may vote at, our 2014 Annual Meeting?

Our board of directors established the close of business on March 7, 2014 as the record date for the determination of the holders of our Class A common stock and the holders of our Class B common stock who are entitled to notice of, and to vote at, our 2014 Annual Meeting. We refer to those eligible stockholders as “stockholders of record” in this proxy statement. Stockholders of record, including persons whom a stockholder of record duly and validly appoints as the proxy of such stockholder of record, may attend, and vote at, our 2014 Annual Meeting.

Each share of our Class A common stock held of record for our 2014 Annual Meeting is entitled to cast one-tenth of a vote per Class A share for each nominee for election as a Class A director at our 2014 Annual Meeting and each of the other items of stockholder business we submit to a vote of our stockholders at our 2014 Annual Meeting.

Each share of our Class B common stock held of record for our 2014 Annual Meeting is entitled to cast one vote per Class B share for each nominee for election as a Class A director at our 2014 Annual Meeting and each of the other items of stockholder business we submit to a vote of our stockholders at our 2014 Annual Meeting.

We reserve the right to request photographic identification, such as a currently valid driver’s license, before we permit a stockholder of record, or a proxy for a stockholder of record, to attend our 2014 Annual Meeting. Even if you currently plan to attend our 2014 Annual Meeting and vote in person, we recommend that you vote by proxy using one of the methods we describe in this proxy statement under “How do you vote your DGI shares registered in your name?” By voting in one of those ways, we can then recognize your votes even if you later do not, or cannot for any reason, attend our 2014 Annual Meeting and vote in person.

Our independent transfer agent, Computershare Trust Company, N.A. (“Computershare”), has prepared and certified a list of all holders of our Class A common stock and all holders of our Class B common stock outstanding as of the close of business on March 7, 2014, the record date for our 2014 Annual Meeting. If your name appears on that certified list of stockholders Computershare prepared for our use in connection with our 2014 Annual Meeting, you are a stockholder of record entitled to vote in person or by proxy at our 2014 Annual Meeting. For example, you are a stockholder of record if you received this proxy statement and the related materials for our 2014 Annual Meeting directly from us through our transfer agent and not indirectly from another person who is the record holder of the shares you own beneficially, such as a bank, a brokerage firm or other fiduciary or representative.

Our by-laws, in accordance with the DGCL, provide a stockholder of record an opportunity, subject to that stockholder of record’s prior compliance with certain conditions we describe in this proxy statement, during the ten calendar days preceding the date of our 2014 Annual Meeting, to examine, at our principal executive offices in Marietta, Pennsylvania, an alphabetical list of the holders of record for our 2014 Annual Meeting of our Class A common stock and an alphabetical list of the holders of record for our 2014 Annual Meeting of our Class B common stock. We will grant a stockholder of record’s request to make such an examination if:

•

the stockholder of record makes a written request to make such an examination at our principal executive offices during such 10-day period addressed to Jeffrey D. Miller, our Senior Vice President and Chief Financial Officer; and

•

we determine, in our discretion, that the stockholder of record’s request to examine our stockholder list is proper and legally relevant to the items of stockholder business we will conduct at our 2014 Annual Meeting.

If a stockholder of record does not make such a written request to inspect our list of stockholders within the ten-day period we describe above or if we make a determination, in our discretion, that the stockholder of record’s request for inspection of our list of stockholders is not proper or not legally relevant to the items of stockholder business we will conduct at our 2014 Annual Meeting, we will not permit that stockholder of record to examine the list of the record holders of our Class A common stock and the record holders of our Class B common stock.

If you are the beneficial owner of shares of our Class A common stock or the beneficial owner of shares of our Class B common stock registered in the name of a bank, broker or other fiduciary or representative, also known as shares held in “street name,” we consider you the beneficial owner of the shares your bank, broker or other fiduciary or representative holds for you, and we consider your bank, your broker or your other fiduciary or representative the stockholder of record of your shares. Your bank, your broker or your other fiduciary or representative will send you separately, as the beneficial owner, information describing the procedure for you to vote your shares. You should follow the instructions your bank, your broker or your other fiduciary or representative provides to you on how to vote your shares.

Which of the items of stockholder business we will conduct at our 2014 Annual Meeting do we consider routine and which do we consider non-routine?

We will transact four items of stockholder business at our 2014 Annual Meeting. We consider these items routine or non-routine as indicated in the table below:

Item of Business	Routine	Non-Routine
Election of Class A directors		X
Approval of the compensation of our named executive officers by a non-binding advisory vote		X
Ratification of appointment of KPMG LLP to serve as our auditors for 2014	X
Stockholder proposal		X

Under applicable rules, a broker or other non-beneficial record owner may not vote on non-routine matters without voting instructions from the beneficial owner.

What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business on which our stockholders will consider and vote at our 2014 Annual Meeting?

Election of Class A Directors

The four nominees our board of directors nominated for election as Class A directors are the only nominees eligible for election as Class A directors at our 2014 Annual Meeting and any adjournment or postponement of our 2014 Annual Meeting. Our certificate of incorporation and our by-laws do not authorize cumulative voting in the election of our directors. As the DGCL permits and our by-laws provide, we utilize a plurality of the votes cast standard, and not a majority of the outstanding votes cast standard, in the election of directors. Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class in the election of our directors. At our 2014 Annual Meeting, our stockholders will elect as Class A directors the four nominees for election as Class A directors who receive the highest number of stockholder votes at our 2014 Annual Meeting. The four persons elected as Class A directors will serve for a term of three years and until their respective successors take office.

If you properly submit your proxy and mark Withhold Authority for the election of some or all of the nominees for election as Class A directors, the proxies we have named will not vote your shares with respect to the nominee or nominees for election as Class A director as to whom you have withheld authority. We will count the shares for which you have withheld authority to vote for the election of directors as present at our 2014 Annual Meeting for the purposes of determining whether a quorum is present at our 2014 Annual Meeting. Because Donegal Mutual will vote all of its shares for the election of the nominees for Class A director we name in this proxy statement, those nominees will be elected to serve as Class A directors for a term of three years and until their successors take office even if all of our stockholders other than Donegal Mutual vote against the election of those nominees or elect to withhold authority from the proxies to vote on the election of those nominees.

Approval of the Compensation of Our Named Executive Officers

We are asking our stockholders to approve the compensation of our named executive officers by a non-binding advisory vote. Our Board of Directors recommends that you vote FOR this proposal because our board of directors believes our compensation policies and practices are effective in:

•	helping us achieve our goals of rewarding better than industry average financial and operating performance and excellence in leadership;

•	aligning the long-term interests of our named executive officers with those of our stockholders; and

•	motivating our named executive officers to remain in our employ for long and productive careers.

We describe our compensation policies and practices beginning on page 22 of this proxy statement.

Our core management compensation program consists of a base salary payable in cash in bi-weekly installments, customary medical insurance benefits, an annual bonus payable in cash computed based upon a formula relating to our underwriting profitability during our most recently ended fiscal year and annual stock option grants which become exercisable at the closing market price of DGICA on the day before the date of grant, with one-third of the options vesting each year on a cumulative basis over a three-year period, except that vesting may accelerate in the event of death, disability, retirement or a change in control. We do not provide any retirement benefits because we match certain contributions annually to the 401(k) plans of our executive officers, including our named executive officers.

The compensation of our named executive officers emphasizes at-risk, performance-based compensation. We have designed fixed compensation elements, such as annual salary and certain insurance benefits, to be market-competitive for purposes of retention. However, we allocated a significant portion of the compensation of our named executive officers to compensation plans that promote and reward performance by them that generates long-term stockholder value.

Our board of directors believes our compensation strategy is successful, is a valuable part of our overall operations and contributes to our continuing success. Our board of directors recommends that stockholders vote FOR the proposal to approve the compensation of our named executive officers at our 2014 Annual Meeting on an advisory basis that does not bind our board of directors.

Because Donegal Mutual will vote all of its DGI shares for the approval of the compensation of our named executive officers, the compensation of our named executive officers will be approved by our stockholders even if all of our stockholders other than Donegal Mutual vote against approval of the compensation of our named executive officers.

For further information on the compensation of our named executive officers, we refer you to “Executive Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.

Ratification of the Appointment of KPMG LLP to Serve as Our Auditors for 2014

Ratification of the appointment of KPMG LLP by our audit committee to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote at our 2014 Annual Meeting. Because Donegal Mutual will vote all of its DGI shares for ratification of the appointment by our audit committee of KPMG LLP as our independent registered public accounting firm for 2014, the ratification of the appointment of KPMG LLP by our audit committee will be approved even if all of our stockholders other than Donegal Mutual vote against the ratification of the appointment of KPMG LLP.

Stockholder Proposal

Our stockholders will consider and vote upon a stockholder proposal at our 2014 Annual Meeting, assuming that the proponent of that stockholder proposal or his duly qualified representative properly presents it at our 2014 Annual Meeting.

Our board of directors recommends that you vote AGAINST approval of the stockholder proposal for the reasons we state in “Stockholder Proposal – DGI’s Statement in Opposition to the Stockholder Proposal” beginning on page 48 of this proxy statement.

Quorum and Broker Non-Votes

In connection with our 2014 Annual Meeting, we will treat abstentions and broker non-votes as outstanding shares entitled to vote at our 2014 Annual Meeting. The holders present in person or by proxy of a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock entitled to vote at our 2014 Annual Meeting will constitute a quorum at our 2014 Annual Meeting. Thus, a quorum will be present at our 2014 Annual Meeting because of the presence at our 2014 Annual Meeting of Donegal Mutual and because Donegal Mutual owns and will exercise its majority voting power of all of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock it owns.

Broker non-votes are shares brokers or nominees hold of record in their name and that such broker or nominee has not voted because the broker or nominee has not received voting instructions from the beneficial owner of those shares and as to which shares the broker or nominee does not have discretionary voting power. Broker non-votes, if any, will not affect the presence of a quorum at our 2014 Annual Meeting other than being treated as votes present or affect the outcome of any matter we submit to a vote of our stockholders at our 2014 Annual Meeting.

What voting rights do our stockholders have?

At March 7, 2014, we had outstanding:

•

20,870,231 shares of our Class A common stock, each share of which entitles its holder to cast one-tenth of a vote per share with respect to each matter we submit to a vote of our stockholders at our 2014 Annual Meeting; and

•

5,576,775 shares of our Class B common stock, each share of which entitles its holder to cast one vote per share with respect to each matter we submit to a vote of our stockholders at our 2014 Annual Meeting.

In summary:

•

the holders of record of all of our outstanding shares of Class A common stock have the right to cast a total of 2,087,023 votes on each matter we submit to a vote of our stockholders at our 2014 Annual Meeting;

•

the holders of record of all of our outstanding shares of Class B common stock have the right to cast a total of 5,576,775 votes on each matter we submit to a vote of our stockholders at our 2014 Annual Meeting; and

•

the holders of record of all of our outstanding shares of Class A common stock and the holders of record of all of our outstanding shares of Class B common stock voting together as a single class have the right to cast a total of 7,663,798 votes on each matter we submit to a vote of our stockholders at our 2014 Annual Meeting.

At the close of business on March 7, 2014, Donegal Mutual owned of record and beneficially 7,755,953 shares, or 37.2%, of our outstanding Class A common stock, and 4,235,539 shares, or 75.9%, of our outstanding Class B common stock. Donegal Mutual therefore has the right to cast approximately two-thirds of the total number of votes that all of our stockholders may cast at our 2014 Annual Meeting on each matter we submit to a vote of our stockholders at our 2014 Annual Meeting.

Donegal Mutual has advised us that it will vote all of its shares of our Class A common stock and all of its shares of our Class B common stock at our 2014 Annual Meeting as follows:

•

for the election of Robert S. Bolinger, Patricia A. Gilmartin, Philip H. Glatfelter, II and Jack L. Hess to serve as Class A directors for a term of three years and until their respective successors take office;

•	for the approval of the compensation of our named executive officers;

•	for the ratification of the appointment of KPMG LLP by our audit committee to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	against the approval of the stockholder proposal we include in this proxy statement.

As a result, based on the information Donegal Mutual furnished to us as to how Donegal Mutual will cast its votes at our 2014 Annual Meeting, we anticipate our stockholders will, at our 2014 Annual Meeting:

•	elect Robert S. Bolinger, Patricia A. Gilmartin, Philip H. Glatfelter, II and Jack L. Hess as Class A directors to serve for a term of three years and until their respective successors take office;

•	approve the compensation of our named executive officers;

•	ratify the appointment of KPMG LLP by our audit committee to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	disapprove the stockholder proposal we include in this proxy statement.

How do you vote the DGI shares you own that are registered in your name?

If the certified list of the holders of our Class A common stock and the holders of our Class B common stock as of the record date that our independent transfer agent prepared includes your name, you are a stockholder of record and you may attend our 2014 Annual Meeting and vote in person or by proxy on the items of stockholder business we submit to a vote of our stockholders at our 2014 Annual Meeting. If you prefer, you may vote your proxy by telephone or via the Internet by following the instructions we include on the proxy card we sent to you along with this proxy statement and our 2013 Annual Report. The proxies our board of directors has appointed will vote your shares as you direct on any proxy card you return by mail, by telephone or via the Internet. The deadline for stockholders of record to vote at our 2014 Annual Meeting by telephone or via the Internet is 11:59 p.m., local time, on April 16, 2014. The deadline for our receipt of proxies submitted by mail or by express delivery services for voting at our 2014 Annual Meeting is 3:00 p.m., local time, on April 16, 2014.

You may vote by proxy by using one of the following three methods:

Vote by telephone – use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you call. When requested, enter the control numbers your proxy card lists and then follow the prompts. The telephone number is 1-800-690-6903.

Vote by mail – mark, sign and date the proxy card we have mailed to you and return it to our independent transfer agent in the postage-prepaid envelope we mailed to you along with our proxy solicitation materials for our 2014 Annual Meeting and our 2013 Annual Report.

Vote via the Internet – use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you access the website. When requested, enter the control numbers your proxy card lists and then create and submit your ballot over the Internet. The website address for voting via the Internet is www.proxyvote.com.

If a broker, bank or other fiduciary or representative is the holder of record of your shares, see “How do you vote your DGI shares registered in street name?” below.

How do you vote the DGI shares you own that are registered in street name?

If you are not a stockholder of record, but you are a “beneficial owner” of our Class A common stock or our Class B common stock at the close of business on March 7, 2014, which means that if the list of our stockholders of record at the close of business on March 7, 2014 prepared by our independent transfer agent does not include your name but instead the name of the bank, broker or other fiduciary or representative who is the holder of record of your shares, you must either direct the holder of record of your shares to vote your shares on your behalf on the items of stockholder business upon which our stockholders will vote at our 2014 Annual Meeting or you must obtain a form of proxy from your holder of record that you may then vote as if you were the holder of record. Your broker does not have the discretion to vote your shares on non-routine matters, which includes the election of our Class A directors, the approval of the compensation of our named executive officers and the stockholder proposal we describe elsewhere in this proxy statement.

How does our board of directors recommend our stockholders vote at our 2014 Annual Meeting?

Our board of directors unanimously recommends that each of our stockholders complete such stockholder’s proxy and vote as follows:

•

For the election of Robert S. Bolinger, Patricia A. Gilmartin, Philip H. Glatfelter, II and Jack L. Hess to serve as Class A directors for a term of three years and until their respective successors take office;

•	For the approval of the compensation of our named executive officers;

•	For the ratification of the appointment of KPMG LLP by our audit committee to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	Against the approval of the stockholder proposal we include in this proxy statement.

Unless you mark your proxy card to the contrary, the proxies our board of directors has appointed will vote your shares represented by a duly completed proxy for the election of the four nominees for Class A directors we name in this proxy statement, for the approval of the compensation of our named executive officers, for the ratification of the appointment of KPMG LLP by our audit committee to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2014, and against approval of the stockholder proposal we include in this proxy statement.

May you change your vote after you have voted by proxy but before the vote of your proxy at our 2014 Annual Meeting?

You may revoke your proxy at any time prior to the time when the proxies our board of directors appointed have completed their collection of ballots during our 2014 Annual Meeting. If you are a stockholder of record, you may revoke your proxy by timely:

•	submitting to our Chief Financial Officer a notice of revocation of your proxy by telephone, via the Internet or by mail;

•	returning a second proxy dated later than the date of your first proxy by telephone, via the Internet or by mail as we describe in this proxy statement; or

•	voting in person at our 2014 Annual Meeting.

However, if you attend our 2014 Annual Meeting in person and do not submit a ballot at our 2014 Annual Meeting, our proxies will vote the proxy you most recently submitted to them in accordance with the instructions you provided on that most recent proxy.

If a bank, broker, nominee, other fiduciary or representative or other person is the holder of record of the shares you own, you will need to follow the instructions of the bank, broker, nominee, other fiduciary or representative or other holder of record as to how you may revoke your proxy.

If you have any questions about our 2014 Annual Meeting or voting your shares, please call Jeffrey D. Miller, our Senior Vice President and Chief Financial Officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK

AND OUR CLASS B COMMON STOCK

Beneficial Owners of 5% or More of DGICA or DGICB

The table below lists each person whom we believe beneficially owned 5% or more of the outstanding shares of our Class A common stock (Nasdaq symbol DGICA) or 5% or more of the outstanding shares of our Class B common stock (Nasdaq symbol DGICB), in each case, as of the close of business on March 7, 2014.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	7,755,953	37.2%	4,235,539	75.9%
Gregory M. Shepard(1) 7028 Portmarnock Place Bradenton, FL 34202	3,672,900	17.6	397,100	7.1
Dimensional Fund Advisors LP(2) 1299 Ocean Avenue Santa Monica, CA 90401	1,443,296	6.9	—	—

(1)	Mr. Shepard reported the ownership information shown in the above table in Amendment No. 23 to Schedule 13D/A he filed with the SEC on February 17, 2014. Mr. Shepard’s Amendment No. 23 to Schedule 13D/A also reported that Mr. Shepard had voluntarily withdrawn the Form A filings he had previously made with the insurance departments of Pennsylvania, Maryland, Virginia, Iowa, Wisconsin and Michigan. Mr. Shepard’s Form A filings with the above-listed states had sought approval for Mr. Shepard to seek to acquire additional shares of our Class A common stock and additional shares of our Class B common stock. As a result of Mr. Shepard’s withdrawal of his Form A filings, Mr. Shepard is no longer seeking the regulatory approval he would need in order to purchase shares of our Class A common stock or our Class B common stock that would give him in excess of 9.99% of the combined voting power of our Class A common stock and our Class B common stock.

(2)	Dimensional Fund Advisors LP reported the ownership information shown in the above table in a Schedule 13G/A it filed with the SEC on February 10, 2014. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

The Ownership by Our Directors and Executive Officers of Our Stock

The following table shows the amount and the percentage of the outstanding shares of our Class A common stock and the amount and the percentage of the outstanding shares of our Class B common stock that each of our directors, each of our nominees for director, each of our named executive officers and all of our executive officers, our nominees for director and our directors as a group owned beneficially at the close of business on March 7, 2014. The total shares shown for each person includes shares the person owned jointly, in whole or in part, with the person’s spouse, or owned individually by the person’s spouse and shares purchasable upon the exercise of stock options that were exercisable as of March 7, 2014 or that become exercisable within 60 days after March 7, 2014. Ownership is less than 1% unless the table indicates otherwise.

	Class A Common Stock		Class B Common Stock
Name of Individual or Identity of Group	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Directors and Nominees for Director:
Donald H. Nikolaus(1)	894,519	4.2%	186,375	3.3%
Scott A. Berlucchi	27,588	—	—	—
Robert S. Bolinger	32,043	—	1,450	—
Patricia A. Gilmartin	31,662	—	—	—
Philip H. Glatfelter, II	36,676	—	3,276	—
Jack L. Hess	37,840	—	—	—
Kevin M. Kraft, Sr.	31,269	—	—	—
John J. Lyons	70,439	—	1,776	—
Jon M. Mahan	28,921	—	—	—
S. Trezevant Moore, Jr.	27,588	—	1,000	—
Richard D. Wampler, II	29,867	—	—	—
Executive Officers(2):
Kevin G. Burke	140,046	—	—	—
Cyril J. Greenya	145,524	—	820	—
Jeffrey D. Miller	173,513	—	582	—
Sanjay Pandey	23,406	—	—	—
Robert G. Shenk	165,582	—	—	—
Daniel J. Wagner	180,759	—	166	—

All directors and executive officers as a group (17 persons)	2,077,242	9.3%	195,445	3.5%

(1)	Includes 166,369 shares of our Class A common stock and 3,938 shares of our Class B common stock owned by a family foundation of which Mr. Nikolaus is trustee at March 7, 2014.
(2)	Includes currently exercisable stock options to purchase 24,833 shares of Class A common stock that each director we name above beneficially owns other than Mr. Nikolaus. Our executive officers hold currently exercisable stock options to purchase shares of our Class A common stock included in the table above as follows: Mr. Nikolaus, 425,000 shares; Mr. Burke, 140,000 shares; Mr. Greenya, 140,000 shares; Mr. Miller, 145,000 shares; Mr. Pandey, 23,406 shares; Mr. Shenk, 140,000 shares and Mr. Wagner, 140,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that each of our directors, each of our executive officers and any person who owns 10% or more of the outstanding shares of our Class A common stock or 10% or more of the outstanding shares of our Class B common stock, file with the SEC initial reports of their ownership of 10% or more of our Class A common stock and our Class B common stock as well as reports of subsequent changes in that ownership. Such persons must also furnish us with copies of all forms they file with the SEC pursuant to Section 16(a). As a practical matter, we seek to assist our executive officers and directors in completing these filings on a timely basis by monitoring such transactions and completing and filing such SEC reports on behalf of such of those persons as requests us to do so.

Based solely upon our review of the Section 16(a) filings our executive officers and directors made with the SEC during 2013 and written representations we receive annually from our directors and executive officers, we believe that during 2013 all of our directors and executive officers filed all required Section 16(a) reports on a timely basis.

THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI

Introduction

A group of local residents and business owners in Lancaster County, Pennsylvania formed Donegal Mutual in 1889 to provide property and casualty insurance. Now, 125 years later, Donegal Mutual has approximately $383.8 million in total assets and surplus of approximately $204.4 million at December 31, 2013. In addition, Donegal Mutual owns 37.2% of the outstanding shares of our Class A common stock and 75.9% of the outstanding shares of our Class B common stock. DGI, at December 31, 2013, had total assets of approximately $1.4 billion and stockholders’ equity of approximately $400.0 million.

Donegal Mutual and DGI’s insurance subsidiaries conduct business together as the Donegal Insurance Group in 22 Mid-Atlantic, Midwestern, New England and Southern states. During 2013, A.M. Best Company reported that the Donegal Insurance Group ranked as the 95th largest property and casualty insurance group in the United States based on its 2012 net premiums written. A.M. Best Company has assigned the Donegal Insurance Group an A.M. Best rating of A (Excellent).

The Development of DGI

In the mid-1980s, Donegal Mutual recognized the desirability, as a mutual insurance company, of developing additional sources of capital and surplus so it could remain competitive and have the surplus to expand its business and ensure its long-term viability. Donegal Mutual determined to implement a downstream holding company structure as one of its business strategies. Accordingly, in 1986, Donegal Mutual formed us as a downstream holding company. Initially, Donegal Mutual owned all of our outstanding common stock. After Donegal Mutual formed us, we in turn formed Atlantic States as our wholly owned property and casualty insurance company subsidiary.

In connection with the establishment of Atlantic States and our downstream insurance holding company system, Donegal Mutual and DGI entered into a proportional reinsurance agreement, or pooling agreement, that became effective October 1, 1986. Under the pooling agreement, Donegal Mutual and Atlantic States pool substantially all of their respective premiums, losses and loss expenses to the reinsurance pool, and the reinsurance pool, acting through Donegal Mutual, then cedes a portion of the pooled business, currently 80%, to our subsidiary, Atlantic States, and Donegal Mutual retains the remaining 20%. Since we established Atlantic States in 1986, Donegal Mutual and our insurance subsidiaries have conducted business together as the Donegal Insurance Group, while retaining their separate legal and corporate existences. Donegal Mutual and Atlantic States share the underwriting results in proportion to their respective participation in the underwriting pool. As the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries share a combined business plan to enhance market penetration and underwriting profitability objectives. As such, Donegal Mutual and our insurance subsidiaries share the same business philosophies, the same management, the same employees and the same facilities and offer the same types of insurance products. We believe Donegal Mutual’s majority interest in the combined voting power of our Class A common stock and of our Class B common stock fosters our ability to implement our business philosophies, enjoy management continuity, maintain superior employee relations and provide a stable environment within which we can grow our businesses.

The products Donegal Mutual and our insurance subsidiaries offer are generally complementary, which permits the Donegal Insurance Group to offer a broad range of products in a given market and to expand the Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products Donegal Mutual and our insurance subsidiaries offer generally relate to specific risk profiles within similar classes of business, such as preferred tier products versus standard tier products. Donegal Mutual and we do not allocate all of the standard risk gradients to one company. As a result, the underwriting results of the business the individual companies write directly will vary. However, the underwriting pool homogenizes the risk characteristics of all business Donegal Mutual and Atlantic States write directly. We receive 80% of the results of the underwriting pool because Atlantic States has an 80% participation in the pool. The business Atlantic States derives from the underwriting pool represents a significant percentage of our total consolidated revenues. However, that percentage has gradually decreased over the past few years as we have acquired a number of other property and casualty insurance companies in other jurisdictions that do not participate in the underwriting pool.

As the capital of Atlantic States and our other insurance subsidiaries has increased, the underwriting capacity of our insurance subsidiaries, including Atlantic States, has proportionately increased. The size of the underwriting pool has increased substantially. Therefore, as we originally planned in the mid-1980s, Atlantic States has successfully raised the capital necessary to support the growth of its direct business as well as to accept increases in its allocation of business from the underwriting pool. In addition, the portion of the underwriting pool allocated to Atlantic States has increased from an initial allocation of 35% in 1986 to an 80% allocation since March 1, 2008. We do not anticipate any further change in the pooling agreement between Atlantic States and Donegal Mutual in the foreseeable future, including any change in the percentage participation of Atlantic States in the underwriting pool.

From time to time, the board of directors of Donegal Mutual and our board of directors review our structure and relationships. The most recent such review occurred in February 2014. As a result of these reviews, both our board of directors and Donegal Mutual’s board of directors reaffirmed their belief, as of the date of this proxy statement, that the Donegal Mutual-DGI structure and the inter-company relationships we describe in this proxy statement continue to be appropriate for the respective businesses and operations of DGI and of Donegal Mutual. Our board of directors reaffirmed in February 2014 that Donegal Mutual’s majority voting control of us is in the best interests of our stockholders, Donegal Mutual’s employees who provide services to us and our subsidiaries, the policyholders of our insurance subsidiaries and the general public.

Our insurance subsidiaries pay dividends to us annually. During the year ended December 31, 2013, our insurance subsidiaries paid a total of $12.5 million in dividends to us. These dividends are a major source of the funds we utilize to pay quarterly cash dividends to our stockholders. We paid Donegal Mutual $6.6 million in stockholder dividends during the year ended December 31, 2013.

Our Recapitalization in 2001

We recapitalized effective April 19, 2001. At that time, we effected a one-for-three reverse stock split of our common stock and renamed it Class B common stock and issued two shares of our Class A common stock as a stock dividend for each post-reverse stock split share of our Class B common stock. Our Class A common stock has one-tenth of a vote per share and our Class B common stock has one vote per share. As a result of the reverse split and the stock dividend, each of our stockholders at April 19, 2001 continued to own the same number of shares of our common stock, with one-third of the shares being shares of our Class B common stock and two-thirds of the shares being shares of our Class A common stock. As a result, the relative voting power and equity interest of all of the stockholders of DGI at the time of our recapitalization remained constant. Donegal Mutual’s continued ownership of more than a majority of the aggregate voting power of our outstanding shares of our Class A common stock and our Class B common stock after the recapitalization better enables us to maintain our long-term relationship with Donegal Mutual, which our board of directors believes is a central part of our historical business strategy and success.

We effected our recapitalization because we believed in 2001, and continue to believe as of the date of this proxy statement, that a capital structure that has more than one class of publicly traded securities offers us a number of benefits. The principal benefit to us from our two-class capital structure is our ability to issue our Class A common stock or securities convertible into or exchangeable for our Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the relative voting power of any of our stockholders, including Donegal Mutual. At the time of our recapitalization in 2001 and continuing to the current time, our board of directors recognized that our recapitalization was likely to favor longer-term investors, including Donegal Mutual, and could discourage attempts to acquire us, which our board of directors continues to believe is remote in any event because of Donegal Mutual’s continuing ownership of more than a majority of the voting power of our common stock.

Every holder of our Class A common stock and our Class B common stock who owns shares of our Class A common stock or our Class B common stock has purchased our Class A common stock or our Class B common stock with the prior knowledge and consistent disclosure by us that Donegal Mutual has, since our formation in 1986, held majority voting control of us. For the reasons we discuss in this proxy statement, Donegal Mutual intends to retain that majority voting control for the long-term future because Donegal Mutual believes that its majority voting control of us is in our long-term best interests and the long-term best interests of Donegal Mutual.

The Continuing Relationship of Donegal Mutual and DGI

Our board of directors remains of the opinion that preservation of the relationship between Donegal Mutual and us and our status as a public company majority-controlled by Donegal Mutual is in the best interests of all of the constituencies that we and Donegal Mutual serve, including:

•	our stockholders;

•	the policyholders of our insurance subsidiaries and the policyholders of Donegal Mutual;

•	Donegal Mutual’s employees who provide services to us and our subsidiaries;

•	the independent insurance agents who represent Donegal Mutual and our insurance subsidiaries; and

•	the local communities in which Donegal Mutual and we maintain offices.

We believe our relationship with Donegal Mutual offers us and our insurance subsidiaries a number of competitive advantages, including the following:

•	facilitating the stable management, consistent underwriting discipline, external growth and long-term profitability of the Donegal Insurance Group;

•	creating operational and expense synergies given the combined resources and operating efficiencies of the Donegal Insurance Group;

•

enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to acquire control of other mutual insurance companies and thereafter demutualize them and sell them to us at a fair price;

•

producing more uniform and stable underwriting results for the Donegal Insurance Group than any of the individual member companies could achieve without the relationship between Donegal Mutual and our insurance subsidiaries; and

•

providing Donegal Mutual and Atlantic States with a significantly larger underwriting capacity because of the underwriting pool Donegal Mutual and Atlantic States have maintained since 1986 than either company could have achieved independently.

We refer to our Form 10-K annual report for our fiscal year ended December 31, 2013 for a further discussion of our business strategy.

Our Strategy to Maximize Stockholder Value

A fundamental goal of our board of directors and management is to maximize stockholder value over the long-term. We conduct our operations with this fundamental goal in mind. Our business strategies seek to maximize stockholder value by improving operating efficiencies as well as pursuing internal and external growth in order to enhance the long-term profitability of our businesses. Our board of directors and management regularly evaluate our business strategies and concentrate on improving our long-term, sustainable earnings. We focus on:

•

generating sustainable underwriting profitability by carefully selecting product lines, evaluating individual risks based on historic results, minimizing individual exposure to catastrophe-prone areas, analyzing the cost and availability of reinsurance as well as the level at which the reinsurance attaches and evaluating claims history on a regular basis to ensure the adequacy of underwriting guidelines and product pricing;

•	pursuing profitable growth by organic expansion within the traditional operating territories of our insurance subsidiaries through developing and maintaining quality independent agency representation;

•

seeking to acquire property and casualty insurance companies or blocks of existing business that augment the organic growth of our insurance subsidiaries in existing markets and expand our business into new geographic regions;

•

enhancing the profitability of our insurance subsidiaries through expense controls and the utilization of state-of-the-art technology to increase operating efficiency and effective electronic communication with agents, policyholders and potential policyholders;

•	providing responsive and friendly customer and agent service to enable our insurance subsidiaries to attract new policyholders and retain existing policyholders; and

•

maintaining premium rate adequacy to enhance the underwriting results of our insurance subsidiaries, while maintaining high levels of retention for their existing books of business, and at the same time preserving their ability to write new business.

The Coordinating Committee

Donegal Mutual and we have maintained a coordinating committee since our formation in 1986. The coordinating committee consists of two members of our board of directors, neither of whom is a member of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, neither of whom is a member of our board of directors. The purpose of the coordinating committee is to establish and maintain a process for an ongoing evaluation of the fairness of the terms of the transactions between Donegal Mutual, our insurance subsidiaries and us.

Any change to an agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries on the other hand, or any new agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, is also subject to the applicable provisions of the Pennsylvania Insurance Company Law of 1921, as amended, and the Pennsylvania Insurance Holding Company Act, as amended, or the PHCA. The coordinating committee utilizes the following process in considering whether to approve a new agreement between Donegal Mutual and us or one or more of our insurance subsidiaries or to change an existing agreement between Donegal Mutual and us or one or more of our insurance subsidiaries:

•

a new agreement and any change to a previously approved agreement must receive coordinating committee approval. The coordinating committee will only approve a new agreement or a change in an existing agreement if:

•	both of our members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders; and

•

both of Donegal Mutual’s members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and in the best interests of Donegal Mutual’s policyholders;

•	the new agreement or the change in an existing agreement must be approved by our board of directors; and

•	the new agreement or the change in an existing agreement must be approved by Donegal Mutual’s board of directors.

The coordinating committee also meets annually during the first two months of each year to review each existing agreement and each on-going transaction between Donegal Mutual and us or one or more of our insurance subsidiaries, including the reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The purpose of this annual review is to examine the results of these reinsurance agreements over the immediately preceding year and for the four preceding years and to determine if the results of the existing agreements between Donegal Mutual and us and our insurance subsidiaries remain fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if Donegal Mutual and we should mutually agree to certain adjustments. In the case of these agreements, the adjustments typically consist of adjustments to the reinsurance premiums, losses covered and reinstatement premiums designed to achieve relative parity between Donegal Mutual, on the one hand, and us or one or more of our insurance subsidiaries, on the other hand, over a period of several years. These agreements are ongoing in nature and will continue in effect throughout 2014 in the ordinary course of our business and the business of our insurance subsidiaries and in the ordinary course of the business of Donegal Mutual.

Robert S. Bolinger and John J. Lyons serve as our members of the coordinating committee. See “Proposal 1 – Election of Directors” for certain biographical information about Messrs. Bolinger and Lyons. Dennis J. Bixenman and John E. Hiestand serve as Donegal Mutual’s members of the coordinating committee. Certain biographical information about Messrs. Bixenman and Hiestand is as follows:

Mr. Bixenman, age 67, has been a director of Donegal Mutual since 2008. Mr. Bixenman retired at the end of 2012 as vice president and senior consultant of Williams & Company Consulting, Inc., an environmental and business consulting firm with its headquarters in Sioux City, Iowa. Mr. Bixenman is a certified public accountant with extensive experience in auditing and preparing financial statements. Mr. Bixenman beneficially owns 30,488 shares of our Class A common stock. He owns no shares of our Class B common stock. As director compensation in 2013, Donegal Mutual paid Mr. Bixenman cash fees of $49,500 and granted him a restricted stock award of 400 shares of Class A common stock with a value at the time of issuance in January 2013 of $5,616. Mr. Bixenman also received $500 in cash fees as compensation from Donegal Mutual for each meeting attended as one of Donegal Mutual’s members on the coordinating committee during 2013.

Mr. Hiestand, age 76, has been a director of Donegal Mutual since 1983 and has been a self-employed provider of insurance administrative services for over 20 years. Mr. Hiestand served as a director of Central Savings and Loan Association in Columbia, Pennsylvania from 1982 to 1992. Mr. Hiestand beneficially owns 32,002 shares of our Class A common stock. He owns 157 shares of our Class B common stock. As director compensation in 2013, Donegal Mutual paid Mr. Hiestand cash fees of $47,750 and granted him a restricted stock award of 400 shares of Class A common stock with a value at the time of issuance in January 2013 of $5,616. Mr. Hiestand also received $500 in cash fees as compensation from Donegal Mutual for each meeting attended as one of Donegal Mutual’s members on the coordinating committee during 2013.

Inter-Company Transactions

Donegal Mutual provides facilities, personnel and other services to us and our insurance subsidiaries pursuant to a service agreement that has been in effect since 1986. Donegal Mutual allocates certain related expenses to Atlantic States in accordance with the relative participation of Donegal Mutual and Atlantic States in the underwriting pool. Our insurance subsidiaries other than Atlantic States reimburse Donegal Mutual for those services for their respective personnel costs and bear their proportionate share of information services costs based on their written insurance premiums compared to the total written insurance premiums of the Donegal Insurance Group. Donegal Mutual’s charges for these services totaled $94.0 million in 2013 compared to $78.8 million in 2012.

We lease office equipment and automobiles to Donegal Mutual and Southern. Donegal Mutual and Southern made total lease payments to us of $850,000 in 2013 under these leases compared to $953,000 in 2012.

As discussed previously in this proxy statement, Donegal Mutual and Atlantic States may amend or terminate the pooling agreement at the end of any calendar year by mutual agreement, subject to approval by the coordinating committee and approval by the respective boards of directors of Donegal Mutual and Atlantic States. Our 2013 Annual Report contains additional information describing the underwriting pool.

In addition to the pooling agreement, our insurance subsidiaries, in the ordinary course of their businesses, have various reinsurance agreements with Donegal Mutual that renew from year to year. The coordinating committee reviews these reinsurance agreements annually so as to achieve relative parity between premiums charged and losses incurred between Donegal Mutual and our insurance subsidiaries over a period of years. We believe the reinsurance arrangements between Donegal Mutual and our insurance subsidiaries are no less favorable to our insurance subsidiaries than the terms and conditions of reinsurance available to our insurance subsidiaries from independent third parties. These agreements include:

•

Donegal Mutual and Peninsula have a quota-share reinsurance agreement under which Peninsula transfers to Donegal Mutual 100% of the premiums and losses related to the workers’ compensation product line Peninsula writes in certain states. Peninsula offers workers’ compensation insurance in those states in order to provide the Donegal Insurance Group with an additional pricing tier in those states where any one insurance company may offer only a single pricing tier for workers’ compensation insurance.

•

Donegal Mutual and Le Mars have a quota-share reinsurance agreement under which Donegal Mutual transfers to Le Mars 100% of the premiums and losses related to certain products Donegal Mutual offers in certain Midwest states. This reinsurance facilitates the offering by Le Mars of additional products complementary to Le Mars’ commercial accounts.

•

Donegal Mutual also maintains 100% retrocessional reinsurance agreements with Southern and with Le Mars. The purpose of these agreements is to permit Southern and Le Mars to share Donegal Mutual’s A.M. Best rating of A (Excellent). The retrocessional reinsurance agreements do not otherwise provide for pooling or reinsurance with or by Donegal Mutual and do not transfer insurance risk to Donegal Mutual for financial and accounting purposes. In addition, Donegal Mutual and we have a capital support agreement with Sheboygan that permits Sheboygan to share Donegal Mutual’s A.M. Best rating of A (Excellent).

•

Donegal Mutual and MICO maintain a quota-share reinsurance agreement that transfers a specified portion of MICO’s business to Donegal Mutual. That percentage was 25% during 2013. Because of the reinsurance pooling agreement between Donegal Mutual and our subsidiary, Atlantic States, we receive an 80% allocation, or 20%, of the MICO business Donegal Mutual reinsures.

In January 2014, the coordinating committee met and determined that the terms of these reinsurance agreements were fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders. Accordingly, the coordinating committee unanimously approved the continuation of the terms of such agreements and transactions, with non-material adjustments, through the next scheduled annual review during the first two months of 2015.

We refer you to note 3 of the notes to our consolidated financial statements we include in our 2013 Annual Report for further information about the reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The intent of these catastrophe and excess of loss reinsurance agreements is to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given the size, underwriting profile and surplus capacity of each of our insurance subsidiaries.

Union Community Bank

We own 48.2% and Donegal Mutual owns 51.8% of DFSC. Since May 2011, DFSC has owned Union Community Bank, or UCB. UCB converted from a federally-chartered savings bank to a state-chartered savings bank in 2013.

Because DFSC owns UCB, Donegal Mutual and we, as the two owners of DFSC, and DFSC are grandfathered unitary savings and loan holding companies regulated under the Home Owners’ Loan Act, or HOLA. The Board of Governors of the Federal Reserve System, or the Board, supervises and regulates grandfathered unitary savings and loan holding companies, including Donegal Mutual, DFSC and us.

No person may acquire control of a grandfathered unitary savings and loan holding company without complying with regulatory requirements under either HOLA, if the acquiror is a company, or the Change in Bank Control Act (the “CBCA”), which can apply to any kind of acquirer, including an individual. The Board regulations under the CBCA establish a rebuttable presumption of control applicable to any person who wishes to acquire more than 10% of any class of voting security of a grandfathered unitary savings and loan holding company that has a class of voting securities registered under the Exchange Act. DGI is such an entity.

We do not consolidate the financial statements of DFSC and its wholly owned subsidiary, UCB, with our financial statements. We have included the separate consolidated financial statements of DFSC as a schedule to our Form 10-K annual report for the year ended December 31, 2013.

At December 31, 2013, UCB had total assets of $512.8 million, total deposits of $428.7 million and total loans of $274.6 million. UCB had net income of $6.3 million for the year ended December 31, 2013, compared to net income of $9.8 million for the year ended December 31, 2012. Donegal Mutual and UCB are also parties to a customary administrative services agreement. Under this agreement, Donegal Mutual provides various services, principally internal audit, investment, information technology, administrative support, facility and equipment maintenance services and purchasing, to UCB, subject to the overall limitation that the costs Donegal Mutual charges to UCB for these services may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations the administrative services agreement specifies. Donegal Mutual and we also conduct routine banking business with UCB in the ordinary course of business of the Donegal Insurance Group.

Donegal Mutual leases 3,600 square feet in a Donegal Mutual-owned building in Marietta, Pennsylvania to UCB. In addition, UCB leases 3,000 square feet in a building in Lancaster, Pennsylvania from DFSC. Both leases provide for an annual rent based on an independent appraisal each year.

The Risk Management Committee

The Donegal Insurance Group maintains a risk management committee. The risk management committee consists of 14 officers of Donegal Mutual, seven of whom are also officers of DGI. The purpose of the risk management committee is to assess and monitor the major strategic, operational, regulatory, informational and external risks that affect the business the Donegal Insurance Group transacts and the internal and external resources of the Donegal Insurance Group for assessing and controlling such risks. The Donegal Insurance Group’s risk management committee meets quarterly, and annually evaluates its performance of its responsibilities. The risk management committee submits reports to our board of directors no less frequently than quarterly and the officer in charge of the activities of the risk management committee reports quarterly in person to our board of directors.

The responsibilities of the risk management committee on behalf of the Donegal Insurance Group include:

•	evaluating the effectiveness of the Donegal Insurance Group’s assessment and management of risk;

•	developing and recommending policies and procedures relating to risk assessment, risk management and risk reporting;

•

assessing the Donegal Insurance Group’s risk management, legal compliance and risk-control activities and the adequacy of such activities in identifying the risks that confront the Donegal Insurance Group;

•	reporting periodically to the respective boards of directors of Donegal Mutual and us; and

•	analyzing annually the committee’s performance of the responsibilities assigned to it.

CORPORATE GOVERNANCE

Our board of directors maintains corporate governance guidelines to assist the committees of our board of directors in the discharge of their respective responsibilities. Each committee of our board of directors has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as the qualifications for committee membership, procedures for the appointment and removal of committee members, committee structure and operations and committee reporting to our board of directors. You may view the charters of our executive committee, our audit committee, our nominating committee and our compensation committee on our website at www.donegalgroup.com. The charters of the committees of our board of directors provide our stockholders with a description of the manner in which our board of directors and its committees operate.

The Composition of Our Board of Directors

Our by-laws provide that the number of members of our board of directors shall not be less than seven nor more than 12. Our board of directors fixes the size of our board of directors within these limits and may increase or decrease the size of our board of directors from time to time. Currently, our board of directors has fixed the number of members of our board of directors at 11. Our board of directors consists of three classes, with the three-year terms of one of the classes expiring at three successive annual meetings and upon each member of the newly elected class of directors taking office.

We constitute a “controlled company” under applicable NASDAQ regulations because Donegal Mutual owns more than a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock. As a controlled company, we are exempt from a number of NASDAQ corporate governance requirements, including the requirement that a majority of the members of our board of directors be independent.

The composition of our board of directors is, however, subject to the corporate governance rules of the PHCA. The PHCA requires that the board of directors of a Pennsylvania-domiciled insurance company or of a company that controls a Pennsylvania-domiciled insurance company, such as we do, maintain a committee or committees that undertake certain corporate governance responsibilities. The PHCA further requires that the members of these committees be solely directors who are not officers or employees of the Pennsylvania-domiciled insurance company or its holding company and who do not own beneficially a 10% or greater interest in the voting stock of such insurance company or its holding company. We maintain an audit committee, a compensation committee and a nominating committee whose respective members satisfy the requirements of the PHCA.

Pursuant to the PHCA, the committees of our board of directors annually discharge each of the following responsibilities:

•	the recommendation of the appointment of an independent registered public accounting firm for our insurance company subsidiaries;

•	the review of the financial condition of our insurance company subsidiaries;

•	the review of the scope and results of the independent audit and any internal audit of our insurance company subsidiaries;

•	the nomination of candidates for election as our directors by our stockholders; and

•

the evaluation of the performance of the principal officers of each of our insurance company subsidiaries and the recommendation to their respective boards of directors as to the selection and compensation of their respective principal officers.

The Committees of Our Board of Directors

We expect our directors to attend all meetings of our board of directors, meetings of the committees of our board of directors on which they serve and meetings of our stockholders. We further expect our directors to devote the time necessary to fulfill their responsibilities as directors. During 2013, each of our directors attended 75% or more of the total number of meetings of our board of directors and of the meetings of the committees of our board of directors on which that director served. All of the members of our board of directors attended our 2013 annual meeting of stockholders. Each of the committees of our board of directors has a written charter that stockholders may view on our website. Our website address is www.donegalgroup.com. Each of the committees of our board of directors reviews its charter annually.

Our board of directors has delegated some of its authority to the following four committees of our board of directors:

•	the executive committee;

•	the audit committee;

•	the nominating committee; and

•	the compensation committee.

In addition, together with Donegal Mutual, we jointly maintain a coordinating committee. We refer you to “The Relationship of Donegal Mutual and DGI – The Coordinating Committee” beginning on page 11 of this proxy statement for information as to the responsibilities of the coordinating committee and the identity of its members.

The following table shows the number of meetings each committee of our board of directors held in 2013 and the attendance of the members of those committees at the meetings of the committees on which they served. Mr. Berlucchi, Mrs. Gilmartin and Mr. Moore did not serve as a member of any of the committees of our board of directors during 2013.

	Our Board Committees
	Executive	Audit	Nominating	Compensation
Number of Meetings Held in 2013	12	10	1	3
Number of Meetings Attended in 2013 by Members of the Committees:
Robert S. Bolinger	—	10	—	—
Philip H. Glatfelter, II	12	—	1	3
Jack L. Hess(1)	—	10	—	1
Kevin M. Kraft, Sr.(1)	9	—	1	—
John J. Lyons	—	9	—	3
Jon M. Mahan	—	9	1	—
Donald H. Nikolaus	12	—	—	—
Richard D. Wampler, II	—	10	1	3

(1)	Mr. Kraft became a member of the Executive Committee and Mr. Hess became a member of our Compensation Committee in April 2013 following the retirement of Mr. Sherbahn.

The Executive Committee

Members: Messrs. Glatfelter, Kraft and Nikolaus (Chairperson). The executive committee has the authority to take all action that our full board of directors can take, consistent with the DGCL, our certificate of incorporation and our by-laws, between meetings of our board of directors.

The responsibilities of the executive committee include:

•	exercising all powers and authority of our board of directors between meetings of our board of directors to the extent consistent with the DGCL and our corporate governance documents;

•	consulting with and advising our management on our general business, operational, administrative and legal affairs;

•	consulting with and advising management on the development of our policies;

•	analyzing other matters which management may bring to the executive committee for consideration from time to time; and

•	performing such other functions as our board of directors may specifically delegate to the executive committee from time to time.

The Audit Committee

Members: Messrs. Bolinger, Hess, Lyons, Mahan and Wampler (Chairperson). Each member of the audit committee satisfies the independence requirements of the SEC and the PHCA and is in compliance with applicable provisions of the PHCA and the Sarbanes-Oxley Act of 2002. Mr. Wampler, who is a retired certified public accountant, and Mr. Hess, who is a certified public accountant in active practice, serve as the designated financial expert members of the audit committee.

The responsibilities of the audit committee include:

•	the annual appointment of our independent registered public accounting firm;

•	the on-going review of the scope and the results of the audit of our financial statements by our independent registered public accounting firm and the internal audits our staff conducts;

•	the review of all of the periodic reports we file with the SEC and press releases before the filing of the SEC reports or the publication of the press releases;

•

the annual review of all related person transactions to which we are one of the parties other than those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries that are subject to review by our coordinating committee; and

•	the regular review of the adequacy of our accounting, financial, internal and operating controls.

The Nominating Committee

Members: Messrs. Glatfelter (Chairperson), Kraft, Mahan and Wampler.

The responsibilities of the nominating committee include:

•	the identification of individuals the nominating committee believes have the necessary qualifications to serve as members of our board of directors;

•	the recommendation of nominees to stand for election to our board of directors;

•	the consideration of candidates nominated by stockholders other than Donegal Mutual to stand for election to our board of directors;

•	the evaluation of the self-evaluations each of the committees of our board of directors submits to us annually; and

•	the provision to our board of directors of the nominating committee’s annual evaluation of its performance during the preceding year.

The Compensation Committee

Members: Messrs. Glatfelter, Hess, Lyons (Chairperson) and Wampler. Our compensation committee and the compensation committee of Donegal Mutual meet jointly from time to time. The members of the Donegal Mutual compensation committee, as of the date of this proxy statement, are Scott A. Berlucchi (Chairperson), Philip H. Glatfelter, II, Jack L. Hess and R. Richard Sherbahn. Following these joint meetings, our compensation committee meets and makes compensation determinations with respect to the compensation of our named executive officers and our other officers and employees.

The responsibilities of our compensation committee include:

•	the annual review of compensation increases for all of our employees;

•	the annual review of the compensation of our executive officers, including our named executive officers;

•	the recommendation to our board of directors from time to time as to grants of stock options to our employees; and

•	the oversight of the employee benefit plans Donegal Mutual and we maintain.

See “Executive Compensation Discussion and Analysis” for further information.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer of Donegal Mutual or us, nor does any member of our compensation committee have any other interlocking relationships, as current SEC rules and regulations define such terms.

Related Person Transactions

We have a written related person policy that governs the review, approval or ratification of transactions between us and our executive officers, directors and our 10% or greater stockholders. SEC rules and regulations require that we disclose in our proxy statements specified information reporting related person transactions in excess of a specified amount and certain other filings we submit to the SEC. This policy applies, in our case, to all transactions with related parties with the exception of those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries that require the prior approval of our coordinating committee. See “The Relationship of Donegal Mutual and DGI - The Coordinating Committee,” beginning on page 11 of this proxy statement. Our related person policy establishes procedures for our prior review of proposed transactions between us and a related person because we recognize that related person transactions can suggest a heightened risk of a conflict of interest and can create the appearance of impropriety. Applicable SEC regulations define a “related person” as including our directors, our executive officers, a holder of 5% or more of the outstanding shares of our Class A common stock, a holder of 5% or more of the outstanding shares of our Class B common stock and each of the immediate family members of each of those persons. Our policy requires that all proposed related person transactions first receive the approval of our audit committee before we can agree to the transaction. In addition, if the related-party transaction continues in effect for more than one year, our audit committee must annually approve the continuation of that transaction.

Donald H. Nikolaus, our chairman and chief executive officer and a member of our board of directors and the president and a director of Donegal Mutual, is a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to Donegal Mutual since 1972 and as our general counsel since 1986, principally in connection with the defense of insurance claims litigation arising in Lancaster, Dauphin and York counties of Pennsylvania. We pay such firm its customary fees for its services. We paid Nikolaus & Hohenadel legal fees of $449,911 in 2012 and $466,393 in 2013.

Patricia A. Gilmartin, one of our directors and a director of Donegal Mutual, was an employee of Associated Donegal Insurance Brokers from 1969 to February 2013. That firm has no affiliation with us except that it receives insurance commissions from our insurance subsidiaries and Donegal Mutual in the ordinary course of business and in accordance with their standard commission schedules and agency contracts.

Frederick W. Dreher, a director of Donegal Mutual since December 1996, has been a partner in the law firm of Duane Morris LLP since 1970. Since 1986, Duane Morris LLP has represented us, our insurance subsidiaries, Donegal Mutual, DFSC and UCB in certain legal matters. We pay Duane Morris LLP its customary fees for its services. The Donegal Insurance Group and DFSC paid Duane Morris LLP legal fees of $1,405,781 in 2012 and $1,567,837 in 2013.

Donegal Mutual and we conduct routine banking transactions in the ordinary course of our business with UCB and on terms and conditions no more favorable to Donegal Mutual or DGI than the terms and conditions on which UCB offers its banking services to independent third parties. Donegal Mutual and UCB are also parties to a customary administrative services agreement pursuant to which UCB reimburses Donegal Mutual for its costs in providing certain administrative services to UCB.

Our Code of Business Conduct and Ethics

We follow our code of business conduct and ethics in conducting business with third parties because we believe it is important that we conduct our business with integrity and with the trust of the people with whom we do business. Our code of business conduct and ethics provides guidance to our employees, including our named executive officers, and the independent agents who represent Donegal Mutual and our insurance subsidiaries as they deal with the legal and ethical issues that arise in our business dealings with others. You may view our code of business conduct and ethics on our website at www.donegalgroup.com.

We also maintain an internal audit department that evaluates our business and financial processes, our management of risk and the efficacy of our financial controls. Our director of internal audit reports no less frequently than quarterly to the audit committee of our board of directors and to our board of directors.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2013 Performance Review

Our results of operations for 2013 showed dramatic improvement compared to our results of operations for 2012 and for 2011, when an unusual frequency of severe storms, intense competition and a poor economic climate in our market areas resulted in underwriting results substantially less than our planned underwriting results. We further enhanced our already strong financial condition in 2013. The following table depicts our net revenues and our net income for the year ended December 31, 2013 and the price of our Class A common stock and Class B common stock at December 31, 2013 compared to the same data at December 31, 2012.

	At or For the Year Ended December 31,
	2013	2012	% Change
Total revenues	$547.1 million	$515.0 million	6.2%
Net income	26.3 million	23.1 million	14.0
Class A common stock price at year end	15.90	14.04	13.2
Class B common stock price at year end	23.65	18.00	31.4

Stock Option Grants

On December 19, 2013, our board of directors granted stock options to a number of our employees, including our named executive officers, and also granted stock options to our directors. We granted each director, other than Mr. Nikolaus, an option to purchase 12,000 shares of our Class A common stock exercisable for ten years that vests in three equal installments during the first three anniversary dates of the grant of the option. Each stock option is exercisable at a price of $15.90 per share, which price exceeded the closing price of our Class A common stock on the day before the date of grant by a modest amount:

Name of Grantee	Number of Shares Purchasable
Donald H. Nikolaus	175,000
Each other named executive officer	75,000
Each director other than Mr. Nikolaus	12,000

Summary of the 2013 Compensation of Our Named Executive Officers

The compensation of our named executive officers in 2013 consisted of three principal elements:

•	a base salary paid bi-weekly in cash;

•	an incentive bonus paid in cash following the determination of our underwriting profit for our immediately preceding completed fiscal year; and

•	long-term incentive compensation in the form of stock options that we granted in December.

We paid aggregate incentive bonuses of $1.3 million to our named executive officers in respect of 2013 compared to aggregate incentive bonuses of $625,500 in respect of 2012. Our named executive officers also participate in our 401(k) plan to which we make contributions on a formula basis. Our named executive officers also receive the health and other insurance benefits we make available to all of our full-time employees.

2013 Total Direct Compensation of Our Named Executive Officers

Annual Compensation	Key Factors	Purpose	2013 Actions
Base Salary	Compensation committee reviews and recommends adjustments to base salary annually based on performance and prevailing salaries within our peer group	Provides fixed amount of cash on which named executive officers may rely	Cash increase for 2013 of an average of 10.6% to reflect salaries within our peer group
Annual Incentive Plan (Cash Incentive Award)

Compensation committee determines funding level based on a formula basis tied to our underwriting results for the year

Chief executive officer recommends the allocation of the bonus pool among individual officers based on performance against key business priorities and performance of their respective business units

		Motivates named executive officers to achieve individual performance goals Reinforces pay for performance Focuses entire organization on achieving key business objectives	We paid bonuses for 2013 pursuant to a formula based on our underwriting profit

Annual Compensation	Key Factors	Purpose	2013 Actions
Long-Term Incentive Compensation	Stock options that vest in three equal annual installments

Stock options support our growth, provide a link between the compensation of our named executive officers and our stock performance and also serve as a retention device

Supports pay for performance because options have substantial value only if our Class A stock price increases by a substantial amount over the exercise price of the option to purchase Class A shares

Stock options granted in 2013 that are exercisable at $15.90 per share, vest in three equal annual installments and expire on December 19, 2023

We believe our 2013 compensation for our officers, including our named executive officers, is fair and reasonable. We implemented our compensation programs, with the assistance of our independent compensation consultant, to balance risk and reward in our overall business strategy. The description of our compensation emphasizes that we tie a significant percentage of the total compensation of our officers, including our named executive officers, directly to our objective of attaining an underwriting profit each year. Accordingly, we base our annual incentive bonus awards on our underwriting results. As a result, our named executive officers evaluate carefully the risks we write because a reduction in our underwriting profitability would adversely affect the annual incentive bonus compensation of our named executive officers. Finally, our incentive compensation programs for our named executive officers do not guarantee compensation to our named executive officers. For example, in 2011, when we had unsatisfactory underwriting results, we paid no annual incentive bonuses to our named executive officers.

We believe that the elements of our compensation program as we describe them in this proxy statement establish that we have the appropriate mix of risk vs. benefit to align effectively the interests of our named executive officers with the interests of our stockholders, and that our incentive compensation programs do contribute to the enhancement of the long-term value of an investment in DGI. For example, our named executive officers only realize a gain from the stock options we grant to them as compensation if the price of our Class A common stock increases above the exercise price of the options subsequently to the date of grant of the option and net of the income taxes our named executive officers would incur.

Director Compensation

Our objectives for our director compensation are to attract qualified individuals to serve on our board of directors and the board of directors of Donegal Mutual and to align the interests of our directors with the interests of our stockholders. Our compensation committee reviews our director compensation program annually to confirm that the compensation of the members of our board of directors and the board of directors of Donegal Mutual remains competitive and comparable to the compensation practices of our competitors and to make recommendations to our board of directors that the compensation committee believes are appropriate.

Type of Compensation		Amount	Form of Payment
Annual Retainer	Base Retainer	$51,360	$45,000 in cash and an annual restricted stock award of 400 shares of Class A common stock with an estimated value of $6,360 as of January 1, 2014
	Additional retainer amount for each committee meeting attended	$250	Cash
	Additional retainer amount for each audit and coordinating committee meeting attended	$500	Cash
Periodic Equity Grant	When we grant options to our executive officers, we also typically grant options to our directors exercisable for ten years at the closing market price of our Class A common stock on the day before the date of grant	Option to purchase 12,000 shares of DGICA at $15.90 per share (valued at $26,400 on the December 19, 2013 date of grant)	Non-qualified stock options to purchase shares of our Class A common stock

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual who is not also one of our directors receives an annual restricted stock award of 400 shares of our Class A common stock. We grant the award to each director as of the first business day of each year, provided the director served as a member of our board of directors or as a member of the board of directors of Donegal Mutual during any portion of the preceding year. Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount our board of directors determines on the date of grant. On December 19, 2013, we granted each of our directors, and each director of Donegal Mutual who was not also a member of our board of directors, a non-qualified stock option to purchase 12,000 shares of our Class A common stock at an exercise price of $15.90 per share. Each option is exercisable until December 19, 2023. Donegal Mutual reimburses us for the cost of the restricted stock awards we grant to those directors of Donegal Mutual who do not also serve as members of our board of directors.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Scott A. Berlucchi	53,700	5,616	26,400	85,716
Robert S. Bolinger	59,000	5,616	26,400	91,016
Patricia A. Gilmartin	50,000	5,616	26,400	82,016
Philip H. Glatfelter, II	108,200	5,616	26,400	140,216
Jack L. Hess	56,000	5,616	26,400	88,016
Kevin M. Kraft, Sr.	55,000	5,616	26,400	87,016
John J. Lyons	59,250	5,616	26,400	91,266
Jon M. Mahan	55,750	5,616	26,400	87,766
S. Trezevant Moore, Jr.	53,000	5,616	26,400	85,016
Richard D. Wampler, II	59,000	5,616	26,400	91,016

The following table summarizes the outstanding equity awards our directors held at December 31, 2013, excluding the awards our chairman and chief executive officer, Mr. Nikolaus, holds, which we report elsewhere in this proxy statement:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	(#) Exercisable	(#) Unexercisable
Scott A. Berlucchi	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
Robert S. Bolinger	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
Patricia A. Gilmartin	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
Philip H. Glatfelter, II	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
Jack L. Hess	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
Kevin M. Kraft, Sr.	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
John J. Lyons	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
Jon M. Mahan	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
S. Trezevant Moore, Jr.	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023
Richard D. Wampler, II	10,000	—	14.00	7/15/2015	400	6,360
	8,000	4,000	12.50	7/27/2021
	2,833	5,667	14.50	12/20/2022
	—	12,000	15.90	12/19/2023

In addition to the compensation we describe in the two preceding tables, we reimburse our directors for any out-of-pocket expenses they reasonably incur in connection with attendance at meetings of our board of directors, meetings of committees of our board of directors and meetings of our stockholders upon presentation of appropriate vouchers for such expenses.

Our Compensation Philosophy and Risk Management Considerations

Our compensation committee, meeting separately and, on occasion, jointly with the compensation committee of Donegal Mutual, oversees our compensation and benefit plans and policies with respect to our executive officers, including our named executive officers. The oversight by the compensation committees of our compensation process includes reviewing and recommending for approval by our board of directors equity-based incentive awards to our executive officers and all other compensation decisions relating to our executive officers.

The compensation committee determined that the primary objectives of our compensation programs for our executive officers are to:

•	Attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and encourage their retention.

•

We believe we achieved this objective because we have employed three of our seven named executive officers we include in our summary compensation table in this proxy statement continuously for the entire 28-year period we have been in existence, and we have employed our other four named executive officers for 26, 20, 13 and 13 years, respectively.

•	Motivate our executive officers to achieve our strategic business objectives and reward them upon their achievement of those objectives.

•

We believe we achieved this objective through the compound rate of growth in our total revenues, which was 8.0% for the five years ended December 31, 2013, and through the compound rate of growth in our book value plus cumulative dividends, which was 5.7% for the five years ended December 31, 2013.

•	Provide long-term compensation to our executive officers that rewards them for sustained financial and operating performance and leadership excellence.

•

We changed our stock option program in 2011 based upon the advice of Towers Watson, an independent consulting firm. We believe our stock option grants as currently structured reward our executive officers for sustained financial and operating leadership and performance.

To achieve the above objectives, we compensate our executive officers through a combination of base salary, annual cash bonuses, principally based on our underwriting results, and long-term equity compensation in the form of stock options.

The compensation committee believes that our underwriting results-based bonus plan and our performance-based equity ownership programs create incentives that have been designed to result in the creation of long-term stockholder value as well as creating incentives for our executive officers including our named executive officers, to remain with us for the long-term. We have utilized the following elements of our compensation programs to promote the creation of long-term stockholder value without creating conditions that could lead to the taking of excessive risk:

•

The financial measures we use to determine the bonuses of our executive officers are metrics the compensation committee believes promote long-term stockholder value. These measures include our underwriting results, our return on equity and our growth in net written premiums. The compensation committee sets limits on these bonus payments that encourage success without encouraging excessive risk-taking or short-term results.

•

We grant stock options that are exercisable for ten years from the date of grant at the closing price of our Class A common stock on the day before the date of grant. Our compensation committee believes such stock options encourage our executive officers to attain sustained long-term performance.

•	Our stock option plans authorize us to grant options to purchase shares of our Class A common stock to our employees, officers and directors.

•

We do not reduce the exercise price of stock options if the price of our Class A common stock subsequently declines below the exercise price unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events as the applicable stock option plan permits.

At our 2011 annual meeting of stockholders, our stockholders voted to submit the compensation of our named executive officers to a non-binding advisory vote of our stockholders once every three years. Our stockholders approved those compensation arrangements at our 2011 annual meeting of stockholders by a total of 6,048,225 votes FOR and 536,355 votes AGAINST. We are therefore again submitting the approval of the compensation of our named executive officers to a non-binding advisory vote at our 2014 Annual Meeting. See “Advisory Vote to Approve the Compensation of Our Named Executive Officers.”

The compensation of our chief executive officer is higher than the compensation of our other named executive officers. Our board of directors believes strong justification exists for the compensation of our chief executive officer because of our chief executive officer’s breadth of executive and operating responsibilities for the Donegal Insurance Group over the past 28 years. The relationship between the compensation of our chief executive officer and the compensation of our other named executive officers also reflects the fact that we do not have a separate chief operating officer. In addition to the individual fulfillment by one of our named executive officers of such officer’s duties, responsibilities and individual performance, the compensation committee also considers teamwork, development of junior employees for whom that named executive officer has primary responsibility, time in position, expenses and internal equity among our named executive officers and their ability to collaborate and communicate effectively with our other executive officers.

Our compensation committee believes that, on an overall basis, our named executive officers achieved the targets our board of directors established for our named executive officers for 2013 as set forth in our management-prepared business plan for 2013.

We believe the specific compensation decisions we made for each of our named executive officers in 2013 appropriately reflect our financial and operational performance in 2013 and the relative success of that named executive officer in meeting the target our business plan outlined for those named executive officers in each such officer’s primary areas of responsibility. Our compensation committee also evaluates the achievement by our named executive officers of our overall corporate objectives, and the contribution of each of our named executive officers to those achievements.

Employment and Change of Control Agreements

Employment Agreement with Mr. Nikolaus

The employment and change of control agreement, or employment agreement, Donegal Mutual and we have with Mr. Nikolaus provides for an initial term of five years. On each anniversary date of the effective date of the employment agreement, the term automatically extends for an additional one-year period, so that on each anniversary date of the effective date, the employment agreement will have a remaining term of five years unless either Mr. Nikolaus or our board of directors provides not less than six months advance notice that the automatic extension will terminate as of the next succeeding anniversary of the effective date.

A summary of the other principal terms of DGI’s employment agreement with Mr. Nikolaus is as follows:

•

Mr. Nikolaus has the right to receive an annual base salary of such amount as our compensation committee and the compensation committee of Donegal Mutual jointly recommend and as their boards of directors approve from time to time but in no event less than $575,000 per year.

•	Mr. Nikolaus has the right to participate in our annual executive incentive bonus plans and the benefit plans in which all of our other executive officers participate.

•

Subject to any required stockholder approval, Mr. Nikolaus has the right to receive an annual grant of non-qualified stock options to purchase not less than 150,000 shares of our Class A common stock at a price per share equal to the closing price of our Class A common stock on the day before the date of each annual grant. Each option vests in three equal annual installments and remains exercisable for a term of ten years from the date of grant. In 2013, we granted Mr. Nikolaus an option, subject to the foregoing terms, to purchase 175,000 shares of our Class A common stock at an exercise price of $15.90 per share. The closing price of our Class A common stock on the day before the date of that grant was $15.88 per share.

•	The employment agreement includes customary provisions relating to vacations, illness, death, indemnification, confidentiality and non-competition.

•

The employment agreement includes certain rights to terminate the agreement and, upon the occurrence of certain events, such as a change of control, the right to receive severance payments as set forth in the employment agreement.

Consulting Agreement with Mr. Nikolaus

Upon the retirement of Mr. Nikolaus or his termination of his employment under the employment agreement for other than cause, his death, his permanent disability or his termination of the employment agreement for good reason, as the employment agreement defines each of those terms, the term of the consulting agreement Donegal Mutual and we have with Mr. Nikolaus will commence and continue for a period of five years from its date of commencement.

A summary of the principal terms of the consulting agreement with Mr. Nikolaus is as follows:

•

Donegal Mutual and we will retain Mr. Nikolaus to provide consulting services to us and our respective boards of directors in connection with our general operations, our merger and acquisition activities, participation in meetings and other activities of the Insurance Federation of Pennsylvania and such other projects and assignments as to which Mr. Nikolaus, Donegal Mutual and we mutually agree from time to time.

•	Mr. Nikolaus’ status under the consulting agreement will be that of an employee of Donegal Mutual and DGI.

•

The consulting agreement provides that Mr. Nikolaus will receive all benefits we provide to our senior executive officers and such benefits as became fully vested while Mr. Nikolaus served as our chief executive officer pursuant to his employment agreement with Donegal Mutual and us.

•

Under the consulting agreement, we will pay Mr. Nikolaus annual compensation in an amount equal to 50% of his base salary, as defined in his employment agreement, for our last completed fiscal year before the year in which the consulting agreement becomes effective, but in no event less than $600,000 per year, plus such discretionary incentive payments as our respective boards of directors may jointly authorize from time to time.

•	The consulting agreement includes customary provisions relating to vacations, illness, death, indemnification, confidentiality and non-competition.

•

The consulting agreement includes certain rights for either Mr. Nikolaus or us to terminate the consulting agreement and for Mr. Nikolaus to receive certain payments upon such termination as set forth in the consulting agreement.

Employment and Change of Control Agreements with Our Named Executive Officers Other Than Mr. Nikolaus

The respective employment agreements among Donegal Mutual, us and Messrs. Burke, Greenya, Miller, Pandey, Shenk and Wagner, who collectively constitute our other named executive officers (our “Other Executive Officers”), contain provisions similar to those included in the employment agreement among Mr. Nikolaus, Donegal Mutual and us, except as follows:

•

The initial term of the employment agreements among our Other Executive Officers, Donegal Mutual and us, is three years; however, such term automatically extends on each anniversary of the effective date of the employment agreements for an additional one-year period, so that, on each anniversary date of the effective date of the employment agreement of each named executive officer, each employment agreement will have a remaining term of three years unless either the named executive officer or the respective boards of directors of Donegal Mutual or us provide not less than 90 days advance notice that the automatic extension will terminate upon the next succeeding extension date of the employment agreement.

•

We and Donegal Mutual have agreed to pay our named executive officers other than Mr. Nikolaus an annual base salary in the amount as the compensation committees of Donegal Mutual and us recommend and our board of directors and the board of directors of Donegal Mutual each respectively approve from time to time, but in no event less than minimum amounts generally stated within the employment agreements of those named executive officers.

•	The employment agreements contain customary provisions relating to vacations, illness, death, indemnification and confidentiality.

•

The employment agreements include certain rights to terminate the agreements and, upon the occurrence of certain events such as a change of control, the right to receive severance payments, as the respective employment agreements provide.

Our Compensation Process

In assessing the performance of our named executive officers in light of the objectives our board of directors establishes, the compensation committee reviews specific achievements associated with each named executive officer’s attainment of those objectives, the degree of difficulty in achieving those objectives and the extent to which significant unforeseen obstacles or favorable circumstances affected their performance. As part of its oversight of the compensation of our named executive officers, the compensation committee recommended increases in the base salaries of our named executive officers for 2013 that averaged 10.6%, which our compensation committee considered reasonable based on publicly available information from companies we informally consider our peer group (EMC Insurance Group, State Auto Financial Corporation and Selective Insurance Group).

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally does not allow us to deduct annual compensation we pay to any of our named executive officers that is in excess of $1.0 million for federal income tax purposes. However, compensation paid pursuant to a performance-based plan is generally not subject to the Section 162(m) limitation.

Although the compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. The compensation committee may, therefore, from time to time, authorize compensation agreements or plans that would not be deductible for federal income tax purposes if the compensation committee believes it is in our best interests and in the best interests of our stockholders to do so.

Our Cash Incentive Bonus Plan

For a number of years, we have had a cash incentive bonus plan for our officers, including our named executive officers. We determine the amount, if any, available for the award of these bonuses pursuant to a formula that we base on our annual underwriting results and other financial results of the Donegal Insurance Group. The formula operates as follows:

•	We first determine the base underwriting income, if any, that the Donegal Insurance Group realized for the year;

•

We then adjust that base underwriting income, if any, by adding back the amount the Donegal Insurance Group accrued during the year for bonuses to our officers, and make a formula-based adjustment to limit the impact of any catastrophe losses and guaranty fund assessments on the base underwriting income, if any, the Donegal Insurance Group experienced for the year;

•	We then adjust the amount so determined based on variable percentages of the growth in net written premium of the Donegal Insurance Group for the year as specified in our bonus plan;

•	We then multiply the amount so determined by a percentage that is based on the return on equity of the Donegal Insurance Group for the year;

•	We then multiply the amount so determined by a predetermined factor, and the resulting amount constitutes the executive incentive compensation pool for the applicable year;

•	If the surplus of the Donegal Insurance Group for the year is below the amount our bonus plan specifies, we reduce the executive incentive compensation pool by 50%; and

•	Our compensation committee then allocates that executive incentive compensation pool among our officers, including our named executive officers, on a discretionary basis.

Other Aspects of Our Compensation Philosophy

Other Benefits

We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other customary welfare benefits.

Perquisites

We do not provide our named executive officers with any retirement, welfare plan benefits or other perquisites that we do not provide to all of our other employees.

Summary Compensation Table

The following table shows the compensation we paid during 2011, 2012 and 2013 for services rendered in all capacities to our chief executive officer, our chief financial officer and our five (four in 2011 and 2012) other most highly compensated executive officers. We refer to these officers, whom we name in the table below, as our named executive officers. During 2011, we entered into employment agreements with all of our executive officers, including our named executive officers. We refer you to “Executive Compensation” for a description of those employment agreements. We do not provide any of our named executive officers with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits with the exception of two of our named executive officers who receive an annual restricted stock award as part of their compensation for serving as members of our board of directors and Donegal Mutual’s board of directors.

Based on the compensation we paid to our named executive officers in 2013, their salaries accounted for 43.3% of their total compensation in 2013 and their performance-based bonuses accounted for 25.8% of their total compensation in 2013.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards at Grant Date Fair Value ($)	Option Awards at Grant Date Fair Value ($)(2)	All Other Compen- sation ($)(3)	Total ($)

Donald H. Nikolaus, Chairman and Chief Executive Officer	2013 2012 2011	725,000 650,000 575,000	540,000 297,500 —	5,616 5,664 4,404	385,000 427,500 380,000	70,365 66,133 61,161	1,725,981 1,446,797 1,020,565

Kevin G. Burke, Senior Vice President	2013 2012 2011	240,000 215,000 195,000	130,000 65,000 —	— — —	165,000 128,250 142,500	11,702 12,076 11,718	546,702 420,326 349,218

Cyril J. Greenya, Senior Vice President	2013 2012 2011	235,000 215,000 195,000	130,000 65,000 —	5,616 5,664 4,404	165,000 128,250 142,500	59,226 56,592 51,910	594,842 470,506 393,814

Jeffrey D. Miller, Senior Vice President and Chief Financial Officer	2013 2012 2011	275,000 245,000 217,000	135,000 68,000 —	— — —	165,000 128,250 142,500	12,547 12,199 11,737	587,547 453,449 371,237

Sanjay Pandey, Senior Vice President	2013	233,000	120,000	—	165,000	11,864	529,864

Robert G. Shenk, Senior Vice President	2013 2012 2011	268,000 248,000 241,000	130,000 65,000 —	— — —	165,000 128,250 142,500	11,681 13,791 13,387	574,681 455,041 396,887

Daniel J. Wagner, Senior Vice President and Treasurer	2013 2012 2011	235,000 215,000 195,000	130,000 65,000 —	— — —	165,000 128,250 142,500	12,088 12,465 12,068	542,088 420,715 349,568

(1)	Our executive officers are eligible to participate in a cash incentive bonus plan, although we did not pay any bonuses in 2011 because of our unfavorable underwriting results in that year. We refer you to “Executive Compensation – Our Cash Incentive Bonus Plan.”

(2)	We show the option awards at an estimated grant date fair value, which we calculated by using an option pricing model. Further, the options are subject to a vesting schedule, and the estimated value obtained from the option pricing model does not represent actual value based upon trading prices of our Class A common stock at the grant date. See Note 13 to our consolidated financial statements included in our 2013 Annual Report for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(3)	In the case of Mr. Nikolaus, the total shown includes directors and committee meeting fees of $57,850 and a matching 401(k) plan contribution of $12,515 paid during 2013. In the case of Messrs. Burke, Shenk, Miller, Pandey and Wagner, the total shown includes a matching 401(k) plan contribution of $11,702, $11,681, $12,547, $11,864 and $12,088, respectively, paid during 2013. In the case of Mr. Greenya, the total shown includes directors fees of $47,500 and a matching 401(k) plan contribution of $11,726 paid during 2013.

Grants of Plan-Based Awards

During 2013, we granted non-qualified options to purchase shares of our Class A common stock at an exercise price of $15.90 per share to our named executive officers as set forth in the table below. As of the close of business on the day before the date on which we granted the options, the closing market price of our Class A common stock was $15.88.

Name	Grant Date	Number of Shares Subject to Option	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($)
Donald H. Nikolaus	12/19/13	175,000	15.90	385,000
Kevin G. Burke	12/19/13	75,000	15.90	165,000
Cyril J. Greenya	12/19/13	75,000	15.90	165,000
Jeffrey D. Miller	12/19/13	75,000	15.90	165,000
Sanjay Pandey	12/19/13	75,000	15.90	165,000
Robert G. Shenk	12/19/13	75,000	15.90	165,000
Daniel J. Wagner	12/19/13	75,000	15.90	165,000

Stock Incentive Plans

We have an equity incentive plan for our employees and an equity incentive plan for our directors. Under these plans, our board of directors, upon the recommendation of its compensation committee, may grant options to purchase our Class A common stock and, in the case of our directors, restricted stock awards as well as stock options. Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award we issue to our directors, all of our incentive compensation grants have been stock options. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented and experienced persons.

At December 31, 2013, we had reserved 2,196,500 shares of our Class A common stock for future grants under our equity incentive plan for employees and 360,000 shares of our Class A common stock for future grants under our equity incentive plan for directors. If shares reserved for issuance upon the exercise of an option are not issued for any reason, we may again grant options to purchase those shares.

If the number and kind of shares available for grants and options under our plans and the exercise price of outstanding options were to change by reason of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our Class A common stock, the plans provide for an automatic adjustment in the kinds of shares and the price per share to reflect any increase or decrease in the number of, change in kind of or change in value of shares to preclude the enlargement or dilution of rights and benefits under the plans. Unless we otherwise provide in an individual option or employment agreement, unvested options do not automatically accelerate in the event we enter into a business combination or we sell all or substantially all of our assets.

Our board of directors, upon the recommendation of its compensation committee, has:

•

the authority to determine the persons eligible to receive an option grant, the number of shares subject to each option, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options may accelerate and any extension of the period for exercise; and

•	the authority to determine any matter relating to options granted under our stock incentive plans.

Our board of directors has the authority to suspend, amend or terminate our stock incentive plans, except as would adversely affect the rights of persons holding outstanding awards without the consent of such persons.

Outstanding Equity Awards at December 31, 2013

The following table summarizes the outstanding equity awards our named executive officers held at December 31, 2013:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	(#) Exercisable	(#) Unexercisable
Donald H. Nikolaus	175,000 133,333 50,000 —	— 66,667 100,000 175,000	14.00 12.50 14.50 15.90	7/15/2015 7/27/2021 12/20/2022 12/19/2023	400	6,360
Kevin G. Burke	50,000 50,000 15,000 —	— 25,000 30,000 75,000	14.00 12.50 14.50 15.90	7/15/2015 7/27/2021 12/20/2022 12/19/2023	—	—
Cyril J. Greenya	50,000 50,000 15,000 —	— 25,000 30,000 75,000	14.00 12.50 14.50 15.90	7/15/2015 7/27/2021 12/20/2022 12/19/2023	400	6,360
Jeffrey D. Miller	55,000 50,000 15,000 —	— 25,000 30,000 75,000	14.00 12.50 14.50 15.90	7/15/2015 7/27/2021 12/20/2022 12/19/2023	—	—
Sanjay Pandey	72 — 11,667 —	— 11,667 23,333 75,000	14.00 12.50 14.50 15.90	7/15/2015 7/27/2021 12/20/2022 12/19/2023	—	—
Robert G. Shenk	50,000 50,000 15,000 —	— 25,000 30,000 75,000	14.00 12.50 14.50 15.90	7/15/2015 7/27/2021 12/20/2022 12/19/2023	—	—
Daniel J. Wagner	50,000 50,000 15,000 —	— 25,000 30,000 75,000	14.00 12.50 14.50 15.90	7/15/2015 7/27/2021 12/20/2022 12/19/2023	—	—

Option Exercises and Stock Vested

The following table summarizes stock options our named executive officers exercised and, in the case of our named executive officers who are also directors, restricted stock awards vested, during 2013:

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Donald H. Nikolaus	—	—	400	5,616
Kevin G. Burke	—	—	—	—
Cyril J. Greenya	—	—	400	5,616
Jeffrey D. Miller	—	—	—	—
Sanjay Pandey	53,261	76,594	—	—
Robert G. Shenk	—	—	—	—
Daniel J. Wagner	—	—	—	—

(1)	Value realized is based upon the closing price of our Class A common stock on NASDAQ on the date of exercise or vesting less the exercise price of the option awards.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2011, 2012 or 2013, and we contemplate none for 2014.

Non-Qualified Deferred Compensation

None of our named executive officers participated in or had an account balance in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2011, 2012 or 2013, and we contemplate no such plans for 2014.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent Delaware law permits, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent Delaware law permits, to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened or pending action, suit or proceeding by reason of the fact that such person is serving or served as one of our directors or officers, or, while one of our directors or officers, is serving or served as, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we understand that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us, Donegal Mutual and any of our or their subsidiaries’ directors, officers or employees against any liability of any character asserted against or incurred by us, Donegal Mutual or any such director, officer or employee or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law or Pennsylvania law, as the case may be. We also maintain, and intend to continue to maintain, liability insurance that covers our officers and directors as well as the officers and directors of Donegal Mutual and the directors and officers of our subsidiaries and the subsidiaries of Donegal Mutual.

Report of the Compensation Committees of Donegal Mutual and DGI

The compensation committee of our board of directors held a joint meeting with the compensation committee of the board of directors of Donegal Mutual. The compensation committees reviewed and discussed the compensation discussion and analysis that appears in this proxy statement under the caption “Executive Compensation Discussion and Analysis.”

Based on the review and discussion by our compensation committee with management and the joint meeting with the members of our compensation committee and the compensation committee of Donegal Mutual, the members of our compensation committee then held a separate meeting at which our compensation committee reviewed our success in meeting our corporate objectives for 2013. Our compensation committee then reviewed the individual performance of our named executive officers.

Our compensation committee recommended to our board of directors that our board of directors approve the inclusion of the compensation discussion and analysis set forth in this proxy statement under the caption “Executive Compensation Discussion and Analysis” for filing with the SEC and the incorporation by reference of such compensation discussion and analysis in our annual report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

March 7, 2014	MEMBERS OF THE COMPENSATION COMMITTEES OF DONEGAL GROUP INC. AND DONEGAL MUTUAL INSURANCE COMPANY

Scott A. Berlucchi Philip H. Glatfelter, II Jack L. Hess John J. Lyons R. Richard Sherbahn Richard D. Wampler, II

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans:

Plan category	Number of securities (by class) to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities (by class) remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by securityholders	7,201,334	(Class A)	$14.39	(Class A)	2,556,500	(Class A)
Equity compensation plans not approved by securityholders	—		—		—

Total	7,201,334		$14.39		2,556,500

Votes cast for or against the proposal to approve the compensation of our named executive officers are advisory and do not obligate our board of directors to take any action. However, our board of directors will consider the results of any advisory vote on the compensation of our named executive officers in its future deliberations.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The DGCL, the PHCA and our by-laws govern the election of our directors by our stockholders. Because Donegal Mutual has owned more than a majority of the aggregate voting power of our outstanding shares of common stock since our inception, Donegal Mutual has had the ability to control the election of all of our directors and has always voted for the election of the candidates for directors our nominating committee and board of directors nominated. Donegal Mutual has advised us in writing that it will also do so at our 2014 Annual Meeting.

Since 1986, our board of directors has reviewed our relationship with Donegal Mutual on an annual basis. As a result of the most recent such review, our board of directors concluded unanimously that the continuation of our historical relationships with Donegal Mutual are in our best interests and the best interests of our stockholders, including our stockholders other than Donegal Mutual.

The following discussion summarizes the process the nominating committee of our board of directors follows in connection with the nomination of candidates for election as directors by our stockholders and their taking of office.

Nominations

Our by-laws provide that:

•

our board of directors shall annually appoint a nominating committee that consists of not less than two directors who are not officers or employees of Donegal Mutual or us and who do not own beneficially 10% or more of our Class A common stock or our Class B common stock; and

•

our nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election as directors to succeed the class of directors whose terms of office will expire upon the election of directors of that class at that year’s annual meeting of stockholders by our stockholders and their taking of office.

In accordance with our by-laws, on April 17, 2013, our board of directors appointed a nominating committee consisting of Philip H. Glatfelter, II, Kevin M. Kraft, Sr., Jon M. Mahan and Richard D. Wampler, II. Neither Mr. Glatfelter, Mr. Kraft, Mr. Mahan nor Mr. Wampler is an officer or employee of Donegal Mutual or us or a beneficial owner of a 10% or greater interest in our Class A common stock or a 10% or greater interest in our Class B common stock.

Our Nominating Procedures

Any DGI stockholder may nominate candidates for election as director at any annual meeting of our stockholders provided they comply with the advance notice provisions and other applicable provisions of our by-laws. We describe those procedures under “Stockholder Proposals” in this proxy statement. The nominating committee may also consider candidates our management proposes. We do not use executive search firms to identify director candidates.

With the exception of applicable regulations of the SEC, the listing application standards of NASDAQ and the PHCA, our nominating committee does not have any specific, minimum qualifications for the nomination of a candidate for election as one of our directors. The nominating committee may take into account such factors as it deems appropriate. These factors include the judgment, skill, diversity and business experience of the candidate, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness and experience of our board of directors.

The nominating committee and our board of directors considers, at a minimum, the following factors in identifying and evaluating potential new director candidates, including any stockholder nominee, or the continued service of our current directors:

•	The professional experience of a candidate for election as a director. A candidate should have a record of accomplishments and have recognized achievements in the candidate’s field of employment.

•	Whether the candidate serves as a member of Donegal Mutual’s board of directors.

•

The education, expertise and experience of the candidate, and the candidate’s ability to offer advice and guidance to our chief executive officer based on that candidate’s education, expertise and experience.

•

The candidate’s possession of high personal and professional ethics, integrity and values, as well as a demonstrated record of cooperative interaction with the board of directors and senior management of other companies for which the candidate serves as a director.

•	A candidate should be inquisitive and objective, have the ability to exercise practical and sound business judgment and think independently.

•	The ability of the candidate to devote sufficient time to carrying out effectively his or her duties and responsibilities as one of our directors.

•

A candidate should have a history of engagement in his or her principal position of not less than five years during which the candidate has demonstrated the candidate’s ability to work effectively with others.

We seek qualified candidates who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender and professional experience. Our nominating committee assesses the areas of expertise and functional skills that would assist us in rounding out the existing collective strengths of our board of directors.

Since our formation in 1986, and because Donegal Mutual has had a greater than majority voting control of us since our inception in 1986, a majority of our board of directors has always included that number of directors who also serve as members of the board of directors of Donegal Mutual as constitutes a majority of our board of directors. The number of Donegal Mutual-designated members who serve on our board of directors has ranged from six of eight directors in 1986 to six of 11 directors in 2013. The number of Donegal Mutual directors who also serve on our board of directors will remain at six of 11 directors following our 2014 Annual Meeting assuming our board of directors’ nominees for election as Class A directors receive a plurality of the votes cast at our 2014 Annual Meeting. It is our intent and the intent of Donegal Mutual to maintain that number of Donegal Mutual directors who also serve on our board of directors as constitutes a majority of our board of directors as long as Donegal Mutual continues to own more than a majority of the aggregate voting power of our two outstanding classes of common stock.

In nominating candidates for election as members of our board of directors, the nominating committee of our board of directors takes into account the relative diversity of our policyholders and our stockholders. The nominating committee does not discriminate against any director candidate on the basis of race, color, religion, sex, national origin, age, ancestry or disability.

The Role of the Nominating Committee of our Board of Directors

The nominating committee met on February 20, 2014 to evaluate the performance and qualifications of the four Class A members of our board of directors whose terms will expire upon the election of their successors at our 2014 Annual Meeting and the taking of office by their successors. After considering the performance and qualifications of the four Class A members of our board of directors during the past three years, the nominating committee nominated all four incumbent Class A directors named below for reelection to a new term as Class A directors. On March 7, 2014, our board of directors met and accepted the report of the nominating committee and approved the nomination by the nominating committee of the four incumbent Class A directors as candidates for election as Class A directors at our 2014 Annual Meeting.

Our Nominees for Election as Class A Directors

Our board of directors currently has 11 members and consists of four Class A directors, four Class B directors and three Class C directors. We elect each director of each class for a three-year term and until the director’s successor takes office. The current three-year terms of our Class A directors expire at our 2014 Annual Meeting and upon the election and taking of office of their successors. The current three-year terms of our Class B directors next expire at our 2015 annual meeting of stockholders and upon the election and taking of office of their successors, and the current three-year terms of our Class C directors next expire at our 2016 annual meeting of stockholders and upon the election and taking office of their successors.

We will elect four Class A directors at our 2014 Annual Meeting. Unless you have marked your proxy card to the contrary, we have instructed the proxies named on your proxy card to vote for the election of the four nominees for Class A directors we name in this proxy statement.

If any of the named nominees for Class A director becomes unavailable for any reason, our board of directors will designate a substitute nominee. Our board of directors believes each nominee will be able to serve if elected. A majority of our board of directors may fill any vacancy that occurs in our board of directors for any reason until the expiration of the term of the class of directors in which the vacancy has occurred.

The names of our four nominees for election as Class A directors, and our Class B directors and our Class C directors who will continue in office after our 2014 Annual Meeting until the expiration of their respective terms and the election and taking of office of their respective successors, together with certain information regarding them, are as follows:

Class A Directors

Name	Age	Director Since	Year Term Will Expire*
Robert S. Bolinger	77	1986	2017
Patricia A. Gilmartin	74	1986	2017
Philip H. Glatfelter, II	84	1986	2017
Jack L. Hess	66	2011	2017

*	If elected at our 2014 Annual Meeting.

Our board of directors recommends you vote FOR the election of the four nominees for Class A directors we name above.

Our Class B Directors and Class C Directors Who Will Continue as Directors After Our 2014 Annual Meeting of Stockholders

Class B Directors

Name	Age	Director Since	Year Term Will Expire
Kevin M. Kraft, Sr.	61	2010	2015
Jon M. Mahan	44	2007	2015
Donald H. Nikolaus	71	1986	2015
Richard D. Wampler, II	72	2005	2015

Class C Directors

Name	Age	Director Since	Year Term Will Expire
Scott A. Berlucchi	56	2013	2016
John J. Lyons	74	2001	2016
S. Trezevant Moore, Jr.	60	2008	2016

Mr. Berlucchi has been president and chief executive officer of Auburn Memorial Hospital, Auburn, New York since 2007. From 2004 to 2007, Mr. Berlucchi was president and chief executive officer of Elk Regional Health System in St. Mary’s, Pennsylvania.

Mr. Bolinger retired in 2001 as chief executive officer of Susquehanna Bancshares, Inc., a position he held from 1982 to 2001. From 2000 to 2002, Mr. Bolinger served as chairman of the board of directors of Susquehanna Bancshares, Inc. We believe Mr. Bolinger’s experience as the chief executive officer of a major financial institution qualifies him to serve on our board of directors.

Mrs. Gilmartin was an employee of Associated Donegal Insurance Brokers from 1969 until her retirement in February 2013. That agency has no affiliation with us, except that Associated Donegal Insurance Brokers receives insurance commissions in the ordinary course of business from our insurance subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts. Mrs. Gilmartin has been a Donegal Mutual director for 33 years and provides valuable input to maintain and enhance the relationships between Donegal Mutual and us and our respective insurance agents. Mrs. Gilmartin, who has been a registered insurance agent for over 50 years, helps provide us and our insurance subsidiaries with insight into the concerns of agents. We believe the long experience of Mrs. Gilmartin as an insurance agent and her long association as one of our directors qualifies her to serve on our board of directors.

Mr. Glatfelter, who has extensive banking experience, retired in 1989 as a vice president of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of Donegal Mutual for 31 years and has been instrumental in promoting the growth of Donegal Mutual and us. Mr. Glatfelter was vice chairman of the board of directors of Donegal Mutual from 1991 to 2001 and served as chairman of our board of directors from 2001 to April 2012 and chairman of the board of directors of Donegal Mutual since 2001. He also serves on the board of directors of UCB, our banking affiliate, and Conestoga Title Insurance Company, a subsidiary of Donegal Mutual. Mr. Glatfelter is also a director of a Lancaster County-based water utility and has served as a director and chairman of several community-based non-profit entities. We believe Mr. Glatfelter’s extensive experience with financial institutions and his long service on our board of directors qualifies him to continue to serve on our board of directors.

Mr. Hess has been a certified public accountant for more than 30 years. He became a partner in Hess & Hess, certified public accountants, in 1982 and was the managing partner of that firm from 1998 to 2010. Effective January 1, 2011, Hess & Hess merged with Bertz & Co. and operates under the name Bertz, Hess & Co., LLP. Mr. Hess has been a director of Donegal Mutual since 2009, a director of DGI since 2011 and a director of Conestoga Title Insurance Company, a subsidiary of Donegal Mutual, since 2006. Mr. Hess’ background brings significant auditing and tax expertise to our board of directors as well as experienced business management skills and significant standing in the Lancaster business community, which we believe qualifies Mr. Hess to serve as one of our directors.

Mr. Kraft has served as a director since December 2009. Mr. Kraft has been the chief executive officer of Clyde W. Kraft Funeral Home, Columbia, Pennsylvania since 1995. Mr. Kraft is also registered as an insurance agent with the Pennsylvania Department of Insurance. Mr. Kraft served as a director of Central Savings and Loan Association in Columbia, Pennsylvania from 1980 to 1992. After Farmers First Bank acquired Central Savings and Loan Association, Mr. Kraft served as a member of the regional board of Farmers First Bank. Mr. Kraft currently serves on the board of directors of a Lancaster County-based water utility, Conestoga Title Insurance Company and UCB. Mr. Kraft has been a director of Donegal Mutual since 2003. We believe Mr. Kraft’s experience with financial institutions qualifies him to continue to serve as a member of our board of directors.

Mr. Lyons has been president of Keefe Ventures, LLC, a manager of private investment funds, since 2002. Mr. Lyons was also president and portfolio manager for investment funds affiliated with Keefe Managers, Inc. from 1999 until 2007. Mr. Lyons has significant experience in the turnaround of troubled financial institutions, serving as president and chief executive officer of Gateway-American Bank, Ft. Lauderdale, Florida; Regent National Bank, Philadelphia, Pennsylvania; Monarch Savings Bank, Clark, New Jersey and Jupiter-Tequesta National Bank, Tequesta, Florida, from 1990 to 1998. Mr. Lyons was vice chairman of the investment firm, Advest, Inc., Hartford, Connecticut, subsequent to that firm’s purchase of his bank consulting practice in 1989. Mr. Lyons began his banking career as an examiner for the Federal Deposit Insurance Corporation in 1961. Mr. Lyons currently manages a private equity fund, Keefe Ventures Fund, LP, which invests in community banking organizations. Mr. Lyons has been a director of UCB since the inception of its predecessor, Province, in 2001. The extensive investment banking and commercial banking experience of Mr. Lyons and his services as a senior executive officer of a major financial institution demonstrate his qualifications to serve on our board of directors.

Mr. Mahan has been a managing director in the Investment Banking Division of Stifel Nicolaus & Company, Incorporated, or Stifel Nicolaus, and, previously, Legg Mason Wood Walker, Incorporated, prior to the acquisition of the Legg Mason Capital Markets Division by Stifel Nicolaus on December 1, 2005. Mr. Mahan joined Legg Mason in 1996 and served as a principal from 2001 to 2004. Mr. Mahan specializes in corporate finance with a focus on mergers and acquisitions, and has experience with a variety of corporate transactions involving mergers and acquisitions. Mr. Mahan’s expertise benefits our analysis of acquisition opportunities and makes him a desirable member of our board of directors.

Mr. Moore has been serving as a managing director in the securities unit of the Royal Bank of Scotland since October 2012. From March 2010 until October 2012, Mr. Moore served as senior vice president, Strategic Investment Group, of The Federal Home Loan Mortgage Corporation. From May 2008 to November 2008, Mr. Moore served as a consultant to a medical malpractice insurance company. From November 2008 to March 2010, Mr. Moore served as a consultant to an interest rate risk management company. We believe the experience of Mr. Moore in mortgage securities and financial businesses amply qualifies him to serve as a member of our board of directors.

Mr. Nikolaus has been president and chief executive officer of Donegal Mutual since 1981 and a director of Donegal Mutual since 1972. He has been our president and chief executive officer since 1986 and chairman of our board of directors since April 2012. Mr. Nikolaus also serves as the chairman of the board of directors of UCB and as chairman or president of each of our insurance subsidiaries as well as Conestoga Title Insurance Company. Prior to the formation of the predecessor to UCB, Mr. Nikolaus served as a director of several regional banks. Mr. Nikolaus has also served as chairman of the Insurance Federation of Pennsylvania. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972. Mr. Nikolaus also currently serves as an executive officer and director of several Lancaster County-based water utilities. The leadership and accomplishments of Mr. Nikolaus as our chief executive officer for over 25 years provides a strong foundation for the continuation of Mr. Nikolaus as a member of our board of directors.

Mr. Wampler is a certified public accountant and served as a principal of the accounting firm of Brown Schultz Sheridan & Fritz from 1998 to 2005. For 28 prior years, Mr. Wampler was a partner in the accounting firm of KPMG LLP. His practice focused on property and casualty insurance companies. Mr. Wampler is also a member of the subscribers advisory committee of the third largest medical professional liability insurer in Pennsylvania. We believe Mr. Wampler’s background and financial expertise qualifies Mr. Wampler to serve on our board of directors and assist us in our analysis of statutory accounting principles as well as generally accepted accounting principles and in analyzing and maintaining internal controls over financial reporting.

Six of our 11 current directors also serve as directors of Donegal Mutual with whom we have a variety of inter-company agreements providing for, among other things, the pooling of Atlantic States’ underwriting results with those of Donegal Mutual, reinsurance and expense-sharing. See “The Relationship of Donegal Mutual and DGI.” After the election of the nominees for Class A directors named in this proxy statement, six of our 11 directors will also continue to serve as directors of Donegal Mutual. We believe our board membership appropriately represents our public stockholders, who collectively owned approximately one-third of the aggregate voting power of our Class A common stock and our Class B common stock at March 7, 2014, and Donegal Mutual, which owned approximately two-thirds of the aggregate voting power of our Class A common stock and our Class B common stock at March 7, 2014.

Our board of directors unanimously recommends that you vote FOR the election of our four nominees to serve as Class A directors for a term of three years and until their respective successors take office.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Every three years, in accordance with the requirements of Section 14A of the Exchange Act, we seek stockholder approval by a non-binding advisory vote of the compensation of our named executive officers as set forth under “Executive Compensation” in this proxy statement. At our 2014 Annual Meeting, we will ask our stockholders to vote on the following advisory resolution:

RESOLVED, that the stockholders of Donegal Group Inc. hereby approve the compensation of our named executive officers, as we disclose such compensation in accordance with the compensation disclosure rules of the SEC under the caption “Executive Compensation Discussion and Analysis” in this proxy statement.

We base the compensation of our named executive officers in accordance with our overall compensation philosophy of “results-based pay.” We have designed the components of our named executive officer compensation to complement each other and to reward the achievement of our short-term and long-term business objectives. The compensation committee of our board of directors recognizes the fulfillment of our objectives by our individual named executive officers through adjusting base salary, by awarding cash bonuses and through the grant of stock options. We detail the design of our compensation program in the “Executive Compensation Discussion and Analysis” section of this proxy statement, and we summarize the decisions our Compensation Committee has made under that program beginning on page 28.

The vote on the approval of the compensation of our named executive officers is a non-binding advisory vote. Our board of directors has the ultimate responsibility for establishing the compensation of our named executive officers. Our board of directors and the compensation committee of our board of directors will review the results of the voting on the proposal to approve the compensation of our named executive officers in connection with their ongoing evaluation of our compensation program. Broker non-votes are not entitled to vote on this proposal, and the judges of election will not count broker non-votes in tabulating the results of the vote. The next stockholder advisory vote on executive compensation will occur at our annual stockholders meeting in 2017.

Our board of directors recommends that you vote FOR advisory approval of the foregoing resolution.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

Our audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2014. Although our by-laws do not require that we submit our audit committee’s appointment of KPMG LLP to our stockholders for ratification, we do so as a matter of good corporate governance.

Representatives of KPMG LLP will attend our 2014 Annual Meeting and will respond to appropriate questions. The KPMG LLP representatives will also be able to make a statement during our 2014 Annual Meeting if any of them determine to do so.

Our board of directors recommends that you vote FOR the ratification of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

Even if our stockholders ratify the appointment of KPMG LLP, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during 2014 if it determines that such a change would be in our best interests and in the best interests of our stockholders.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation we pay to our independent registered public accounting firm for the preparation and issuance of an audit report or related work incidental to the opinion. Our audit committee also approves all auditing services and permitted non-audit services, including the fees and terms for such services, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee chairman pre-approval authority for non-audit services up to $25,000 subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services KPMG LLP rendered to us during our 2013 fiscal year and considered whether KPMG LLP’s performance of any non-audit services is compatible with KPMG LLP’s independence.

•

Audit Fees.    The fees of KPMG LLP we incurred in connection with the audit of our annual consolidated and statutory financial statements for those fiscal years, the reviews of the consolidated financial statements in our Form 10-Q quarterly reports and the services KPMG LLP performed on our behalf in connection with filings of registration statements and offerings for our fiscal years ended December 31, 2012 and 2013 were $788,000 and $790,000, respectively.

•

Audit-Related Fees.    During our fiscal year ended December 31, 2013, we paid KPMG LLP audit-related fees of $18,000 in connection with agreed-upon procedures KPMG LLP performed to assist us and the Michigan Catastrophic Claims Association (the “MCCA”) in evaluating MICO’s compliance with annual assessment reporting requirements for the MCCA’s fiscal years ended June 30, 2013, 2012 and 2011. We did not pay KPMG LLP any audit-related fees during our fiscal year ended December 31, 2012.

•	Tax Fees. We did not pay any tax fees to KPMG LLP during our fiscal years ended December 31, 2012 or 2013.

•	All Other Fees. We did not pay KPMG LLP any fees for other services during our fiscal years ended December 31, 2012 and 2013.

Report of Our Audit Committee

The audit committee performs its responsibilities in accordance with the Exchange Act. Each of the audit committee members satisfies the independence and financial literacy requirements under applicable Exchange Act rules. Our board of directors believes that all five members of the audit committee, Robert S. Bolinger, Jack L. Hess, John J. Lyons, Jon M. Mahan and Richard D. Wampler, II, satisfy the financial expertise requirements and have the requisite experience the SEC’s rules establish. The audit committee operates pursuant to a written charter. You may view the full text of our audit committee’s charter on our website at www.donegalgroup.com. The audit committee reviews and reassesses the adequacy of its charter on an annual basis.

As provided in its charter, our audit committee undertakes the following primary responsibilities:

•

the selection of, appointment of, determination of funding for, compensation of, retention of and oversight of the work of our independent registered public accounting firm and the review of its qualifications and independence;

•	the approval, in advance, of all auditing services and all non-audit services to be performed by our independent registered public accounting firm;

•	the oversight of our accounting and financial reporting processes, including the overview of our financial reports and the reports of our internal audit staff;

•	the establishment of procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters; and

•

the responsibility for reviewing reports and disclosures of all related person transactions, subject to the approval of the audit committee and the process set forth in our by-laws relating to the responsibilities of our coordinating committee.

The audit committee of our board of directors, in carrying out these responsibilities, performs many functions, including the following:

•	It monitors the preparation of our quarterly and annual financial reports by our management;

•

It supervises the relationship between us and our independent registered public accounting firm, including having direct responsibility for its appointment, compensation and retention, reviewing the scope of its audit services, approving audit and non-audit services and confirming the independence of our independent registered public accounting firm; and

•

It oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of our internal audit program.

Our senior executive officers who have primary responsibility for the accuracy and completeness of our financial statements and our reporting processes, including our system of internal control, have advised the members of the audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

The audit committee of our board of directors met 10 times during 2013. The audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its responsibilities. When it deems it appropriate, the audit committee holds meetings with our independent registered public accounting firm and with our internal auditors in executive sessions at which our senior executive officers are not present.

The members of the audit committee rely, without independent verification, on the information and representations our senior executive officers provide to them and on the representations our independent registered public accounting firm makes to them. As a result, you should not construe the oversight that our audit committee provides as establishing an independent basis for a determination that our senior executive officers have established and maintain appropriate internal controls over financial reporting, that we have prepared our financial statements in accordance with GAAP or that our independent registered public accounting firm conducted its audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

As part of our audit committee’s oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accounting firm and with our senior executive officers prior to the issuance of the financial statements. During 2013, our senior executive officers advised the audit committee that we had prepared each of these financial statements in accordance with GAAP, and our senior executive officers and representatives of our independent registered public accounting firm reviewed significant accounting and disclosure issues with our audit committee.

Our audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2013 with our management and with KPMG LLP. Our audit committee also discussed with KPMG LLP the matters the PCAOB Auditing Standard No. 16 requires regarding “Communication with Audit Committees.” Our audit committee has received the written disclosures and the letter from our independent registered public accounting firm the applicable provisions of the PCAOB require regarding independent registered public accounting firms’ communications with audit committees concerning independence and has discussed with KPMG its independence.

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control systems. Our audit committee, as part of this process, analyzed steps we have taken to implement a continuing analysis of the improvement and efficiency of our internal control procedures.

Based on the reviews and discussions by our audit committee that we describe above, our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements for the year ended December 31, 2013 in our 2013 annual report on Form 10-K for filing with the SEC.

March 7, 2014	MEMBERS OF THE AUDIT COMMITTEE OF DONEGAL GROUP INC. Robert S. Bolinger Jack L. Hess John J. Lyons Jon M. Mahan Richard D. Wampler, II

PROPOSAL 4

STOCKHOLDER PROPOSAL

We include in this proxy statement a proposal that a stockholder has indicated he intends to present for consideration and a vote at our 2014 Annual Meeting. Neither we nor our board of directors accept responsibility for the proposal and the supporting statement of the stockholder we set forth below.

Our board of directors, including members of a special committee of independent directors, unanimously oppose this stockholder proposal and recommends that you vote against approval of this stockholder proposal for the reasons we set forth below in our statement in opposition to the stockholder proposal.

The Stockholder Proposal

Gregory M. Shepard, 7028 Portmarnock Place, Bradenton, FL 34202, who beneficially owns 3,602,900 Class A shares and 397,100 Class B shares of Donegal Group Inc. (“ DGI “), submits the following proposal:

RESOLVED: DGI’s shareholders hereby request DGI’s Board of Directors, as soon as practicable, to take the necessary steps to adopt a recapitalization plan that would provide for all of DGI’s outstanding stock to have one vote per share. This proposal is not intended to limit the Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.

The Proponent’s Supporting Statement

You are urged to vote “Yes” for this proposal for the following reasons:

By allowing certain stock to have more voting power than other stock, DGI takes our public shareholder money but does not let us have an equal voice in DGI’s management. Without a voice, shareholders cannot hold management accountable.

DGI currently has dual-class voting, where each share of Class A common stock has one-tenth of a vote and each share of Class B common stock has one vote. As a result, Donegal Mutual Insurance Company owns 38% and 76% of DGI’s outstanding Class A and Class B shares, respectively, and 46% of the combined Class A and Class B outstanding shares as of November 1, 2013, but has 65% of DGI’s Class A and Class B total voting power. On a fully diluted basis, Donegal Mutual’s ownership would be even lower. This raises concerns that Donegal Mutual’s majority influence over DGI might create conflicts of interest between Donegal Mutual and the other DGI shareholders.

DGI’s dual-class voting, which allows Donegal Mutual to control 65% of DGI’s voting power despite owning less than a majority (46%) of DGI’s outstanding stock, enables Donegal Mutual to reject proposals that would benefit DGI’s other shareholders. For example, in October 2013 Mr. Shepard offered to purchase at a substantial premium the Class B shares not already owned by him or Donegal Mutual, only to be told by Donegal Mutual that this purchase would not be in the interests of Donegal Mutual.

The Council of Institutional Investors’ website states: “Dual-class share structures pose greater risks to investors and make boards and insiders less accountable to the shareholders. Companies with a dual-class stock structure often do not perform as well as companies with a single class of stock and have more stock-price volatility, a recent study found.”

This proposal should be evaluated in the context of DGI’s stock option dilution during the five years between 2007 and 2012, when DGI’s:

•	book value grew by a total of 13.4%, or a meager 2.7% per year;

•	book value per outstanding share grew by a total of only 12.2%, or 2.4% per year;

•	stock options grew by an astounding 181%, or 36.2% per year; and

•	fully diluted book value grew by a total of only 7.9%, or 1.6% per year.

Please vote to protect shareholder value:

Give Each Share An Equal Vote

DGI’s Statement in Opposition to the Stockholder Proposal

Our board of directors unanimously recommends that our stockholders vote “against” the approval of Mr. Shepard’s Stockholder Proposal (the “Shepard Proposal”) at our 2014 Annual Meeting. If the transactions the Shepard Proposal envisions became effective, Donegal Mutual would no longer own a majority of the aggregate voting power of our Class A common stock and Class B common stock. Our board of directors believes that the preservation of the existing relationship between Donegal Mutual and us is in the best interests of our stockholders and that having two classes of common stock with differential voting rights has been and remains an effective means of maintaining that relationship. Donegal Mutual’s majority voting power is one of the key principles on which Donegal Mutual formed us and continues to be a key component in our successful business strategy.

We refer you to the detailed discussion we present under the caption “The Relationship of Donegal Mutual and DGI” beginning on page 11 of this proxy statement for more information about our relationship with Donegal Mutual and the competitive advantages that relationship brings to us. We believe these benefits are as follows:

Stability and Consistency.    Our dual-class common stock structure and Donegal Mutual’s resulting majority voting control of us provide significant stability that enables us to focus on our long-term growth and profitability, facilitates our ability to attract and retain quality management and employees and allows us to maintain a consistent business strategy and a conservative underwriting philosophy that we believe contributes to our long-term success.

Continuing Operations.    Our dual-class common stock structure assures our continuing access to the operational benefits we receive from our relationship with Donegal Mutual. Our insurance subsidiaries’ operations are significantly interrelated with the operations of Donegal Mutual. Our insurance subsidiaries and Donegal Mutual share the same management, the same employees, the same technology systems and the same facilities. We derive a significant portion of our revenues through Donegal Mutual’s continuing participation in the previously described pooling agreement between Donegal Mutual and our subsidiary, Atlantic States. Donegal Mutual also provides reinsurance to our insurance subsidiaries and coordinates the purchase of third-party reinsurance for the Donegal Insurance Group.

Growth Potential.    Our insurance business has grown significantly since our formation in 1986 as a direct result of the pooling agreement between Atlantic States and Donegal Mutual, which remains the primary source of our revenue. We have also grown through numerous acquisitions and affiliations, and our relationship with Donegal Mutual makes more types of acquisitions possible to us. See “The Relationship of Donegal Mutual and DGI” beginning on page 11 of this proxy statement for more information about our acquisition strategy. Our board of directors believes that our ongoing relationship with Donegal Mutual facilitates our continued growth, whether through organic expansion of the Donegal Insurance Group’s insurance business or through acquisition and affiliation opportunities.

Flexibility.    Our dual-class common stock structure provides flexibility for financing and acquisition purposes. Our ability to issue Class A common stock to raise capital for acquisitions or other business purposes affords us the opportunity to finance our future growth without significantly diluting the voting power of our Class B common stockholders. Our dual-class common stock structure therefore allows our board of directors to consider the benefits to us of pursuing an acquisition or capital issuance without considering change of control issues that might otherwise adversely impact our board of directors’ willingness to pursue such growth opportunities.

Every holder of our Class A common stock and our Class B common stock has purchased our Class A common stock or our Class B common stock having had access to our consistent disclosure in our proxy statements and other reports we file with the SEC that Donegal Mutual has held majority voting control of us since our formation in 1986 and intends to maintain its majority voting control of us.

Our board of directors based its recommendation on its substantial analysis and evaluation of our dual-class common stock structure. Our board of directors submitted the Shepard Proposal to an independent special committee of our board of directors promptly following our receipt of the Shepard Proposal on November 18, 2013. Our special committee engaged the investment banking firm of Boenning & Scattergood, Inc. (“Boenning”) to assist the special committee in its evaluation of the Shepard Proposal.

In summary, Boenning advised the special committee that it believes our dual-class common stock structure is an efficient way for a growth-oriented mutual insurance company and its majority-controlled downstream holding company to preserve a “cohesive whole” business culture. Based upon various analytical and empirical analyses, Boenning further determined that we have capitalized on the benefits of a dual-class common stock structure while mitigating the potential detriments associated with that structure. Boenning independently concluded that our dual-class common stock structure:

•	facilitates Donegal Mutual’s maintenance of control of us, which is paramount to the ability of Donegal Mutual and us to act as a “cohesive whole”;

•	allows Donegal Mutual to maintain its majority-control position without participating in our common stock offerings;

•	enables Donegal Mutual and us to formulate business plans and make investments in technology and personnel that foster the long-term growth of Donegal Mutual and us;

•	fosters the strong continuity of ownership and management that the concept of a mutual insurance company with a majority-controlled downstream holding company requires;

•	promotes stability in our public valuation through periods of soft markets and economic turmoil; and

•

allows us to increase our capital by issuing additional shares of our Class A common stock, thereby improving liquidity for all of our stockholders and making outside investor support more accessible to us.

Based upon its review of Boenning’s report and its consideration of all of the benefits of our current dual-class common stock structure that Boenning identified, the special committee unanimously recommended to our board of directors that we maintain our dual-class common stock structure. Our board of directors reviewed the special committee’s report, Boenning’s report and such other factors as our board of directors considered relevant and unanimously determined that it is in the best interests of our stockholders to maintain our current dual-class common stock structure.

Our board of directors recommends that you vote AGAINST approval of the stockholder proposal to equalize the per share voting power of our Class A common stock and our Class B common stock.

Vote Required

Adoption of the stockholder proposal requires the affirmative vote of a majority of the aggregate number of votes of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock present in person or by proxy at the annual meeting voting together as a single class. Donegal Mutual, the holder of approximately two-thirds of the combined voting power of our Class A common stock and Class B common stock, has advised us in writing that it intends to vote against the stockholder proposal. The Donegal Mutual vote against approval of the stockholder proposal will ensure that the stockholder proposal will not receive the approval of our stockholders.

STOCKHOLDER PROPOSALS FOR OUR

2015 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2015 annual meeting of stockholders must deliver such proposal and an appropriate supporting statement in writing to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, not later than November 17, 2014.

Section 2.3 of our by-laws provides that if a stockholder wishes to present at our 2015 annual meeting of stockholders either nominations of persons as candidates for election to the class of our board of directors whose terms expire in 2015 upon the election and taking of office of their successors or an item of business for stockholder action other than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals in our by-laws. We summarize these by-law provisions below. We must receive written notice of any such proposal that includes all of the information our by-laws require, to the attention of our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, during the period that begins on November 17, 2014 and that ends on December 17, 2014.

A written proposal of nomination of a candidate for election as a director must set forth:

•	the name and address of the proposing stockholder, as the same appears on our stock register, or the proponent who intends to make the nomination;

•

as to each person whom the proponent nominates for election or reelection as a director, the proponent must disclose all information relating to such person that the proxy rules under the Exchange Act require to be disclosed in a solicitation by an issuer of proxies for the election of directors;

•	the principal occupation or employment for the past five years of each person whose nomination the proponent intends to make;

•

a description of any arrangement or understanding between each person whose nomination the proponent proposes and the proponent with respect to such person’s nomination for election as a director and actions such person proposes to take;

•	the written consent of each person so nominated to serve as a director if elected as a director; and

•	the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 and owns of record.

As to any other item of stockholder business that the proponent intends to bring before our 2015 annual meeting of stockholders, the written proposal must set forth:

•	a brief description of such item of stockholder business;

•	the proponent’s reasons for presenting that item of stockholder business at our 2015 annual meeting of stockholders;

•	any material interest of the proponent in that item of stockholder business;

•	the name and address of the proponent; and

•	the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent beneficially owns within the meaning of SEC Rule 13d-3 and owns of record.

Only candidates stockholders nominate for election as a member of a class of our board of directors in accordance with our by-law provisions as we summarize those provisions in this proxy statement will be eligible for election as a member of a class of our board of directors at our 2015 annual meeting of stockholders. A written proposal relating to stockholder approval of any item of stockholder business other than a nomination for election as a director must include information regarding the matter the stockholder proposes for stockholder action equivalent to the information required under the proxy rules of the SEC if the proponent was to solicit proxies for stockholder consideration and approval of the proposed action at a meeting of stockholders.

At our 2015 annual meeting of stockholders we will only transact such business as shall have been brought before our 2015 annual meeting of stockholders in accordance with the procedures our by-law provisions establish, as we summarize those procedures in this proxy statement or pursuant to SEC Rule 14a-8. The chairman of our 2015 annual meeting of stockholders will have the discretion to determine if a nomination or another item of stockholder business has been proposed in accordance with the procedures we set forth in our by-laws and summarize in this proxy statement. Only stockholder proposals submitted in accordance with the by-law provisions we previously summarize in this proxy statement or pursuant to SEC Rule 14a-8 will be eligible for presentation at our 2015 annual meeting of stockholders, and we will not consider any matter at our 2015 annual meeting of stockholders not submitted in accordance with the procedures we describe in this proxy statement.

HOUSEHOLDING

We may, unless we receive contrary instructions from you, send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.

If you would like to receive our annual disclosure documents directly in future years rather than from your broker or other nominee holder, or if you and another stockholder share an address and you and the other stockholder would like to receive individual copies of our annual disclosure documents, you should follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company, N.A. at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 43069, Providence, Rhode Island 02940-3078. Computershare Trust Company, N.A. will respond to your request within 30 days.

•	If a bank, broker, nominee or other holder of record holds your shares, please contact your bank, broker, nominee or other holder of record directly.

DIRECTOR – STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with our board of directors or with one or more individual members of our board may do so by sending their communication in writing addressed to a particular director or directors, or in the alternative, to “Non-Management Directors” as a group. Please send your communication to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547 or by e-mail to sherismith@donegalgroup.com. Our corporate secretary will promptly forward all such communications to the addressee or addressees set forth in the communication.

We encourage our directors to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2013.

OTHER MATTERS

Our board of directors does not know of any matters to be presented for consideration at our 2014 Annual Meeting other than the matters we have described in the notice of annual meeting and in this proxy statement. However, if any stockholder properly presents such a matter in accordance with our advance notice by-laws, we will vote the proxies we receive from our stockholders, in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the persons named as proxies in our form of proxy card.

By order of our board of directors,

Donald H. Nikolaus,
Chairman and Chief Executive Officer

March 17, 2014

DONEGAL GROUP INC. ATTN: JEFFREY D. MILLER 1195 RIVER RD, P.O. BOX 302 MARIETTA, PA 17547

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 16, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 16, 2014 Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K

CONTROL # ? 000000000000

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the

The Board of Directors recommends you vote

FOR the following nominees for Class A nominee(s) on the line below.

Director. 0 0 0

1. Election of Directors

Nominees

01 Robert S. Bolinger 02 Patricia A. Gilmartin 03 Philip H.Glatfelter, II 04 Jack L. Hess

The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain

2 Approval of the compensation of our named executive officers 0 0 0

3 Ratification of KPMG LLP as our independent registered public accounting firm for 2014 0 0 0

The Board of Directors recommends you vote AGAINST proposal 4. For Against Abstain

4 The stockholder proposal we include in our proxy statement 0 0 0 NOTE: In their discretion, our proxies are authorized to vote upon such other business as may properly come before our annual meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES CUSIP #

SEQUENCE #

0000198249_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report is/are available at www.proxyvote.com .

DONEGAL GROUP INC. Annual Meeting of Stockholders April 17, 2014 10:00 AM

This proxy is solicited by the board of directors

The undersigned hereby appoints Daniel J. Wagner and Jeffrey D. Miller, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601, on April 17, 2014 at 10:00 a.m., and at any adjournment or postponement thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with our board of directors’ recommendations.

Continued and to be signed on reverse side

0000198249_2 R1.0.0.51160